UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒                                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CYTEC INDUSTRIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CYTEC INDUSTRIES INC.

5 GARRET MOUNTAIN PLAZA

WOODLAND PARK, NJ 07424

Notice of Annual Meeting

of Common Stockholders to be held

April 19, 2012

March 9, 2012

To Our Stockholders:

We will hold our Annual Meeting of Common Stockholders at the Marriott at Glenpointe Hotel, Teaneck, New Jersey on Thursday, April 19, 2012, at 1:00 p.m. The purpose of the meeting is (i) to elect three directors; (ii) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012; (iii) to approve an amendment to our Amended and Restated 1993 Stock Award and Incentive Plan to increase the number of shares issuable under the plan by 2,000,000 and other associated amendments; (iv) to approve, by non-binding vote, the compensation of our Named Executive Officers; and (v) to transact any other business that properly comes before the meeting.

You must have been a holder of our common stock at the close of business on February 24, 2012, to be entitled to notice of and to vote at the meeting or at any postponement or adjournment.

Because stockholders cannot take any action at the meeting unless a majority of the outstanding shares of common stock is represented, it is important that you attend the meeting in person or are represented by proxy at the meeting.

If you cannot attend the meeting, please promptly submit your proxy by telephone, Internet or by signing and dating the enclosed proxy card and mailing it in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors,

R. Smith

Secretary

CYTEC INDUSTRIES INC.

5 GARRET MOUNTAIN PLAZA

WOODLAND PARK, NJ 07424

Proxy Statement for

Annual Meeting of Common Stockholders

to be held April 19, 2012

March 9, 2012

This proxy statement contains information relating to our Annual Meeting of Common Stockholders, which will be held on Thursday, April 19, 2012, beginning at 1:00 p.m., at the Marriott at Glenpointe Hotel, Teaneck, New Jersey 07666, and at any postponement or adjournment of that meeting. We are first sending this Proxy Statement and the enclosed form of proxy to stockholders on or about March 9, 2012. For purposes of this Proxy Statement, unless the context indicates otherwise, the use of the words “we,” “us,” “our,” “Company” and “Cytec” shall refer to Cytec Industries Inc.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 19, 2012: The Proxy Statement is available at www.proxyvote.com.

ABOUT THE MEETING AND THIS PROXY STATEMENT

What is the purpose of the meeting?

At the annual meeting, stockholders will vote (i) to elect three directors; (ii) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012; (iii) to approve an amendment to our Amended and Restated 1993 Stock Award and Incentive Plan to increase the number of shares issuable under the plan by 2,000,000 and other associated amendments; and (iv) to approve, by non-binding vote, the compensation of our Named Executive Officers. In addition, our management will be present to report on our Company and respond to questions from stockholders.

Why am I being asked to review materials on-line?

Under rules adopted by the U.S. Securities and Exchange Commission, we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you requested one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about March 9, 2012.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, February 24, 2012, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting to obtain an admission ticket.

What is a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of our shares of common stock outstanding on the record date will constitute a quorum. A quorum is necessary for business to be conducted at the meeting. As of the record date, 45,828,330 shares of our common stock were outstanding. Proxies received, but marked as abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

The accompanying proxy is solicited by our Board of Directors. You may vote by Internet or telephone by following the instructions on the enclosed proxy card or you may complete and properly sign the accompanying proxy card and return it to us. If voted by any of these methods, your vote will be cast as you direct. Do not return the proxy card if you vote by Internet or telephone. Even if you plan to attend the meeting, it is desirable that you vote in advance of the meeting.

May I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card bearing a later date. A vote by Internet or telephone may be revoked by executing a later-dated proxy card, by subsequently voting by Internet or telephone, or by attending the annual meeting and voting in person.

How do I vote my Savings Plan shares?

If you participate in our Employee Savings and Profit Sharing Plan, Employee Savings Plan or Employee Stock Purchase Plan, shares of our common stock equivalent to the value of the common stock interest credited to your account under the respective plan will be voted automatically by the trustee in accordance with your proxy, if the proxy is received by April 16, 2012. Otherwise, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from other participants in the respective plan.

What are our Board’s recommendations?

Our Board of Directors recommends that you vote (i) to elect the nominated slate of directors; (ii) to ratify the appointment of KPMG LLP to audit our 2012 consolidated financial statements; (iii) to approve an amendment to our Amended and Restated 1993 Stock Award and Incentive Plan to increase the number of shares issuable under the plan by 2,000,000 and other associated amendments; and (iv) to approve, by non-binding vote, the compensation of our Named Executive Officers. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with this recommendation. The proxy holders will vote in accordance with their own discretion with respect to any other matter that properly comes before the meeting.

CORPORATE GOVERNANCE

Our Board of Directors seeks to ensure that our business is managed in the best long-term interests of our stockholders. Our business is conducted by our employees under the direction of our Chief Executive Officer (“CEO”) and our other officers and managers. Our Board of Directors provides oversight to the CEO and other officers and managers as it reviews and approves our major business and financial strategies. Our Board also approves significant capital projects and commitments, acquisitions, divestitures and long-term financings. Our Board is responsible for hiring and assessing the performance of the CEO and determining his compensation and, through the Compensation and Management Development Committee, the compensation of our other officers. Our Board regularly reviews succession planning strategy and plans for the CEO and other senior officers. Our Board believes that it is critical that we operate in compliance with all applicable laws and to the highest ethical standard. Our Board believes that the long-term interests of our stockholders are advanced by appropriately addressing concerns of other stakeholders affected by our actions, including our employees and the communities in which we operate.

A summary of certain important corporate governance practices follows:

Director Independence

A majority of our directors must be independent directors under the New York Stock Exchange (“NYSE”) Listed Company Rules. The NYSE Rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, material stockholder or officer of an organization that has a relationship with us). In addition to the NYSE Rules regarding independence, our Board has adopted the following standards in determining whether a director has a material relationship with us:

•              the individual may not have been an employee of ours or any of our affiliates within the preceding five years;

•              the individual may not have within the previous five years been affiliated with or employed by an entity that has served as our auditor within the last five years;

•              the individual may not have been part of an interlocking directorate in which one of our executive officers serves on the compensation committee of another corporation that employs such person;

•               no immediate family member of the individual may fall within any of the preceding three categories; and

•               the individual may not have received any compensation from us within the past year other than for serving as a director.

Based on these independence standards and all of the relevant facts and circumstances, our Board determined that all of our directors are independent with the exception of Shane Fleming, our Chairman, President and CEO.

Standards and Qualifications for Directors

Our Board has established the following standards for individuals to serve on our Board of Directors:

•              Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders;

•              Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively;

•              Directors are required to inform our Chairman of the Board of any significant change in their personal circumstances, including a change in their principal job responsibilities or acceptance of another directorship; and

•              Directors are not eligible for re-election as a director on or after their 72nd birthday unless the other directors meeting in executive session approve an exception.

Our Governance Committee also considers the diversity of skills and experiences a new nominee would bring to the Board. The Committee believes it is desirable that each of the following backgrounds be represented by at least one independent director: an audit committee financial expert; a CEO or former CEO; experience in the chemical or other manufacturing industries; experience in safety, health and environmental issues; experience in technology issues; experience in industrial marketing issues; experience in global business operations; and experience in legal, regulatory and governmental affairs. The Governance Committee assesses the overall composition of the Board of Directors on an annual basis against these criteria to determine whether any new directors should be recruited, and if so, the particular skills and experiences that might be desirable. The primary consideration in determining whether an existing director should be nominated for an additional term is whether that individual has been making an effective contribution to the Board of Directors during the preceding year. Based on their contributions to the effectiveness of the Board during the preceding year, the Governance Committee and the Board concluded that each of the directors whose term is expiring at the 2012 annual meeting of stockholders should be nominated to serve for an additional term.

Our Governance Committee typically uses the services of an executive search firm to help it to identify, evaluate and attract the best candidates for nomination as a director. Our Governance Committee will consider nominees recommended by stockholders who submit such recommendations in writing to our Secretary and include the candidate’s name, biographical data and qualifications. Stockholders recommending nominees must disclose the stockholder’s name and address, class and number of shares of our stock that are owned, the length of such ownership and any relationship between the stockholder and the nominee. Stockholders must also comply with such other procedural requirements as we may establish from time to time. The Governance Committee will review possible nominees for director suggested by stockholders generally in the same manner as those suggested by its retained search firm except that it will also consider the background of the stockholder making the recommendation, the stockholder’s reasons for suggesting a candidate and the relations between the stockholder and the suggested candidate.

Principles of Corporate Governance/Committee Charters/Codes of Ethics

We have published on our website (www.cytec.com) our Principles of Corporate Governance, the charter of each of the Audit, Compensation and Management Development, Safety Health and Environmental, Governance and Technology Committees of our Board, as well as our Code of Conduct that applies to our directors and all employees, our Code of Ethics for Financial Executives and our Code of Ethics for Senior Executives. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer and the principal accounting officer, may be approved only by our Board and any such waivers or amendments will be disclosed promptly by us by posting such waivers or amendments on our website. Additionally, the Audit Committee is informed of any waivers of the Code of Conduct for any of our employees. Copies of each of the Principles of Corporate Governance, the Committee charters and the codes of ethics referred to above are also available free of charge by writing to our Secretary, Cytec Industries Inc., Five Garret Mountain Plaza, Woodland Park, New Jersey 07424.

Board Leadership Structure and Role in Risk Oversight

Shane Fleming has been our Chairman of the Board, President and CEO since January 1, 2009. Anthony G. Fernandes, Director and Chair of the Compensation and Management Development Committee, has been our Lead Director since April 2010. We anticipate he will serve in this role until April 2013 based on our policy of rotating this position every three years among the chairs of the Audit, Compensation and Governance Committees.

Our independent directors generally meet in executive session without our Chairman or management present at each regularly scheduled Board meeting. The Lead Director presides over these meetings to provide continuity and focus for these sessions. The Lead Director is responsible for (i) briefing the Chairman of the Board, as appropriate, following such executive sessions; (ii) presiding at meetings of the Board in the absence or at the request of the Chairman of the Board; (iii) acting as a liaison between the independent directors and the Chairman of the Board including with respect to matters to be covered at Board meetings; and (iv) calling additional meetings of the independent directors as appropriate in the judgment of the Lead Director. The Lead Director is also available, as necessary and appropriate, to communicate with important stockholders and may have such other responsibilities as may be designated by the Board.

The Company believes that combining the roles of Chairman of the Board, President and CEO in one person in combination with a Lead Director is currently the best governance structure for the Company because it promotes unified leadership, timely decision-making and effective management of Company resources, while also providing effective channels for board oversight and feedback from the Board and stockholders.

The Board of Directors reviews management’s assessment of material enterprise risks on an annual basis. The assessment covers certain material strategic, operational, financial/economic, political and other risks, the probability and potential impact of the risks as well and mitigating actions in place or planned. In addition, the Board reviews a similar risk assessment specific to any capital or other significant project which requires Board approval.

Stockholder and Interested Party Communications with the Board of Directors

Stockholders and interested parties may communicate directly to our Board of Directors or all of the non-management directors as a group with regard to Cytec. Any such communication may be mailed to the Cytec Compliance Office, Cytec Industries Inc., Five Garret Mountain Plaza, Woodland Park, New Jersey 07424 or submitted in any other manner described on the Compliance Office page of our web site (www.cytec.com). All such communications shall be promptly reviewed by our Compliance Office and sent to the Board of Directors or all of the non-management directors as a group, as appropriate.

OUR BOARD OF DIRECTORS AND BOARD COMMITTEES

Our Board of Directors is divided into three classes, the terms of which expire at the annual meetings in the following years:

2012	2013	2014
Barry C. Johnson	Chris A. Davis	Anthony G. Fernandes
Carol P. Lowe	Shane D. Fleming	Jerry R. Satrum
Thomas W. Rabaut	Louis L. Hoynes, Jr.	Raymond P. Sharpe
William P. Powell

The Board of Directors held six meetings during 2011 and each director attended at least seventy-five percent of the Board and respective committee meetings held while she or he was a director. All directors attended the 2011 Annual Meeting of Stockholders.

Committees of the Board

To increase its effectiveness and efficiency, our Board of Directors has established five committees to which it has delegated substantial responsibilities. The duties and responsibilities of our Board Committees are set forth in charters which have been approved by our Board of Directors. The charters may be viewed on our website (www.cytec.com). Set forth below is certain information about these Committees.

•               Audit Committee.    Our Audit Committee is comprised of Ms. Davis (Chair), Ms. Lowe and Messrs. Powell and Satrum. The Audit Committee is empowered by the Board of Directors to, among other things, assist in the oversight of our: accounting and financial reporting processes and internal controls and the integrity of our financial statements; annual audit and our internal audit function; and compliance with legal and regulatory requirements as they may impact our financial statements. The Audit Committee also has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm (the “auditors”).

Our Board has determined that each of the members of the Audit Committee is financially literate, has a basic understanding of finance and accounting, is able to read and understand fundamental financial statements, and is an “audit committee financial expert” as defined in applicable Securities and Exchange Commission rules. Our Board has also determined that each member of the Audit Committee is an independent director, based on the NYSE listing rules, the exchange on which our shares of common stock are listed, the Securities and Exchange Commission’s additional independence requirements for audit committee members, and our Principles of Corporate Governance.

The Audit Committee held five meetings during 2011. The Audit Committee’s report on its activities during 2011 appears later in this proxy statement under the caption “Audit Committee Report.”

•              Compensation and Management Development Committee.    Our Compensation and Management Development Committee is comprised of Messrs. Fernandes (Chair), Hoynes, Rabaut and Satrum. Each of its members is an independent director based on the independence standards discussed under the heading “Director Independence” and all of the relevant facts and circumstances. The Compensation Committee’s purpose is to review and approve compensation arrangements for our officers other than our CEO and to review and recommend for approval to our Board of Directors the compensation for the CEO. The Compensation Committee also approves the amount of equity awards to be awarded to our non-officers (including assistant officers) (“Non-Officers”). The Compensation Committee may delegate to our CEO the authority to allocate and award equity grants to Non-Officers up to an amount not to exceed the number approved by our Compensation Committee. This Committee also approves compensation plans for our officers, authorizes incentive compensation and equity-based plans, evaluates our CEO’s and other officers’ performances against established goals and objectives, makes related recommendations, reviews risks arising from the Company’s compensation policies and practices, and reviews and, if appropriate, recommends for inclusion in our proxy statement the Compensation Discussion and Analysis section of the Company’s proxy statement. This Committee also reviews succession plans for our CEO and other executive management positions. Our Compensation and Management Development Committee held four meetings during 2011.

•               Safety Health and Environmental Committee.    Our Safety, Health and Environmental Committee is comprised of Ms. Lowe and Mr. Sharpe (Chair). This Committee reviews, monitors and, as it deems appropriate, advises our Board of Directors with respect to our policies and practices in the areas of occupational health and safety and environmental affairs. The Safety, Health and Environmental Committee held two meetings during 2011.

•              Governance Committee.    Our Governance Committee is comprised of Messrs. Fernandes, Hoynes, Johnson, and Powell (Chair). Each of its members is an independent director based on the independence standards discussed under the heading “Director Independence” and all of the relevant facts and circumstances. This Committee was responsible for developing and recommending to the Board our Principles of Corporate Governance and is responsible for periodically reviewing and recommending changes to such principles. This Committee makes recommendations to the Board on candidates for election to our Board. The Committee also recommends committee assignments for directors and periodically reviews and recommends changes in the compensation of our directors. Our Governance Committee held three meetings during 2011.

•              Technology Committee.    Our Technology Committee is comprised of Messrs. Johnson (Chair) and Sharpe. This Committee reviews and makes recommendations to our management regarding the strength and integrity of our research and new product development processes and disciplines and reviews the talent resource plans within our research and development organization. In addition, this Committee advises our Board of Directors on the Company’s management of scientific and technology matters. The Technology Committee held two meetings during 2011.

AUDIT COMMITTEE REPORT

The Audit Committee’s powers and responsibilities, and the qualifications required of each of its members, are set forth in the Audit Committee Charter (the “Charter”). The full text of the Audit Committee Charter may be viewed on the Company’s website (www.cytec.com).

Responsibilities.    This Committee meets periodically with Cytec’s auditors, internal auditors and management, including with each in executive session. Management is solely responsible for the consolidated financial statements and the financial reporting process, including the system of internal controls. Management has represented to this Committee and the Board of Directors that the consolidated financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management’s estimates and judgments and that an evaluation was carried out under the supervision and with the participation of Cytec’s Chief Executive Officer and Chief Financial Officer of the effectiveness of Cytec’s internal control over financial reporting as of December 31, 2011. Cytec’s auditors, KPMG LLP (“KPMG”), are responsible for expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America and an opinion on the effectiveness of Cytec’s internal control over financial reporting.

Independence.    This Committee pre-approves all services provided by KPMG and the related fees paid to them including audit and non-audit services, and considers the effect of such services and the related fees on KPMG’s independence. Details regarding fees paid to KPMG during the years 2011 and 2010 are set forth in this proxy statement under the caption “Fees Paid to the Auditors.” This Committee has concluded that the services provided by KPMG and the compensation therefor are compatible with maintaining KPMG’s independence.

Recommendation.    This Committee reviewed Cytec’s audited consolidated financial statements at, and for the year ended, December 31, 2011, and discussed such consolidated financial statements with management and the auditors, and recommended to the Board of Directors that such consolidated financial statements be included in Cytec’s Annual Report on Form 10-K for 2011. This recommendation was based on: this Committee’s review of the audited consolidated financial statements; discussion of the consolidated financial statements with management; discussion with KPMG of the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; discussion with KPMG regarding KPMG’s independence as well as other matters including the written material disclosed below; receipt from KPMG of the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; receipt from KPMG of the written disclosures and letter required by Public Company Accounting Oversight Board Auditing Standard No. 5 (An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements); receipt of the document entitled “KPMG-Our System of Quality Controls” and related addendum; and KPMG’s confirmation that it would issue its opinions that (i) the consolidated financial statements present fairly, in all material respects, Cytec’s financial position and the results of Cytec’s operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America; and (ii) Cytec has maintained effective internal controls over financial reporting as of December 31, 2011, in all material respects.

C.A. Davis, Chairperson

C. P. Lowe

W.P. Powell

J.R. Satrum

February 21, 2012

AGENDA ITEM 1

ELECTION OF DIRECTORS

In accordance with the recommendation of the Governance Committee, our Board of Directors has nominated Barry C. Johnson, Carol P. Lowe and Thomas W. Rabaut for election as directors for three-year terms ending at the 2015 Annual Meeting of Common Stockholders until a successor is duly elected and qualified. Each nominee is currently serving as a director. Each nominee has consented to serve if elected. The nominees’ biographies, as well as the biographies of the other directors, are set forth below.

Our Board of Directors unanimously recommends a vote for the election of each of these nominees as directors.

If at the time of the meeting any of the nominees is not available to serve as director, an event which our Board does not anticipate, the proxies will be voted for a substitute nominee or nominees designated by or at the direction of our Board, unless our Board has taken prior action to reduce the size of the Board.

Cytec’s By-laws require that in order to be elected in an uncontested election, a director nominee must receive a majority of the votes cast with respect to such nominee (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws, each director not elected by our stockholders shall tender his or her resignation to the Board. In that situation, our Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Such action may include, among other things, reducing the total number of members that sit on our Board within the limitations set forth in our By-laws. The Board would act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind such decision within 90 days from the date that the election results were certified.

Board of Directors Membership

Set forth below is certain information concerning the nominees and our other directors whose terms of office will continue after the meeting.

Chris A. Davis, age 61, has been our director since April 2000. Ms. Davis has been a general partner of Forstmann Little & Co. (“Forstmann”) since November 2005 and was previously a Special Limited Partner since August 2001. Ms. Davis was Chairman of McLeodUSA (“McLeodUSA”), a telecommunication services provider, from August 2005 until January 2006 and was Chairman and Chief Executive Officer from April 2002 until August 2005. Prior to this, Ms. Davis was Chief Operating and Financial Officer of McLeodUSA from August 2001 until April 2002. Prior to her positions at McLeodUSA, Ms. Davis was Executive Vice President and Chief Financial and Administrative Officer of ONI Systems Corp. from May 2000. From July 1993 through April 2000, Ms. Davis was Executive Vice President and Chief Financial and Administrative Officer and a director of Gulfstream Aerospace Corp. and, upon General Dynamics Corporation’s acquisition of Gulfstream in July 1999, a vice president of General Dynamics Corporation. Before joining Gulfstream in 1993, Ms. Davis held numerous financial positions during her 17 year career at General Electric Company. McLeodUSA filed for a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code in October 2005 and emerged from bankruptcy protection in January 2006. Ms. Davis currently serves as a director of Rockwell Collins, Inc. and at times during the past five years also served as a director of Aviall, Inc., Wolverine Tube Inc. and McLeod USA.

Anthony G. Fernandes, age 66, has been our director since July 2002. Mr. Fernandes was Chairman, Chief Executive Officer and President of Philip Services Corporation, an industrial services and integrated metals recovery company, from 1999 to 2002. Prior to joining Philip Services, Mr. Fernandes worked at Atlantic Richfield Company for more than 30 years, including from 1994 to 1999 as Executive Vice President and director. In addition, from 1997 to 1998 he was chairman of ARCO Chemical Co., a publicly traded company owned 80% by Atlantic Richfield. Mr. Fernandes currently serves as a director of ABM Industries Inc., Baker Hughes Corporation, and Black and Veatch, and at times during the past five years, also served as a director of Tower Automotive LLC.

Shane D. Fleming, age 53, became our Chairman of the Board, President and Chief Executive Officer on January 1, 2009. Prior thereto, he was our President and Chief Operating Officer since June 2008. Mr. Fleming joined the Cytec predecessor company in 1983 in the Mining Chemicals group, and over the years held positions of increasing responsibility in the USA, Europe, Australia, and in the Asia Pacific region.

Louis L. Hoynes, Jr., age 76, has been our director since December 1994. Until September 2004, Mr. Hoynes was elected to the Board on an annual basis by the holder of our Series C Preferred Stock. After we redeemed the Series C Preferred Stock in September 2004, Mr. Hoynes’ term automatically ended. Our Board then elected Mr. Hoynes to fill a vacancy on our Board. Mr. Hoynes was Executive Vice President and General Counsel of Wyeth until his retirement on July 1, 2003, having served in that capacity since 1990. Prior to that time he was a partner in the law firm of Willkie Farr & Gallagher.

Barry C. Johnson, age 68, has been our director since August 2003. Dr. Johnson is retired Dean of the College of Engineering at Villanova University, having served in that position from August 2002 until March 2006. Previously, he served as Chief Technology Officer of Honeywell International Inc. from July 2000 to April 2002. Before that Dr. Johnson served as Corporate Vice President of Motorola, Inc. and Chief Technology Officer for that company’s Semiconductor Product Sector. Dr. Johnson currently serves as a director of Rockwell Automation, Inc. and IDEXX Laboratories, Inc.

Carol P. Lowe, age 46, has been our director since October 2007. Ms. Lowe currently serves as President of Carlisle FoodService Products, a subsidiary of Carlisle Companies Incorporated, a global diversified manufacturing company, and through March 31, 2011, President of Trail King Industries Inc., a recently divested subsidiary of Carlisle. Ms. Lowe served as the Vice President and Chief Financial Officer of Carlisle from 2004 until November 2008 and its Treasurer from 2002 through 2004. Prior to joining Carlisle, Ms. Lowe spent eight years at National Gypsum Company where she held various accounting and treasury positions including Treasurer. Preceding that, she spent seven years with Ernst & Young. Ms. Lowe is a Certified Public Accountant.

William P. Powell, age 56, has been our director since our formation in December 1993. He is a founding member of 535 Partners LLC., a family office. Until March 2008, Mr. Powell was a Managing Director of Williams Street Advisors LLC, a merchant banking firm, having served in that capacity since May 2001. Mr. Powell recently formed 535 Partners LLC, a family office. Prior to Williams Street, he had been Managing Director, Corporate Finance, of UBS Warburg LLC and its predecessor, Dillon, Read & Co. Inc., since January 1991. Mr. Powell currently serves as a director of CONSOL Energy, Inc.

Thomas W. Rabaut, age 63, has been our director since February 2007. Mr. Rabaut currently serves as a senior advisor to the Carlyle Group, a private equity firm. Prior thereto, he was President and Chief Executive Officer of United Defense Industries Inc. and its predecessors from 1994 until June 2005 when it was acquired by BAE Systems PLC. Mr. Rabaut then served as President of the Land & Armaments Group of BAE Systems until his retirement in January 2007. Mr. Rabaut currently serves as a director of Kaman Corporation

Jerry R. Satrum, age 67, has been our director since May 1996. Before his retirement from Georgia Gulf Corporation in 1998, he served as Georgia Gulf’s Chief Executive Officer (1991-1998), President (1989-1997) and Vice President – Finance and Treasurer (from its inception until 1989). At times during the past five years, Mr. Satrum served as a director of Georgia Gulf Corporation.

Raymond P. Sharpe, age 63, has been our director since April 2005. He has been President and CEO of Isola Group, a privately held manufacturer of base materials for printed circuit boards since June 2004. The principal investor in Isola Group is the Texas Pacific Group. For more than ten years prior thereto, he was CEO of the Cookson Electronics Division of Cookson Group PLC., London, UK. Mr. Sharpe served as Director of Cookson Group PLC from 1995 until 2004 and as a Director of SPS Technologies Inc., a manufacturer of aerospace components, from 1994 until 2004.

AGENDA ITEM 2

RATIFICATION OF THE APPOINTMENT

OF THE AUDITORS

RESOLVED, that the appointment by our Audit Committee of the firm of KPMG to audit our 2012 consolidated financial statements is hereby ratified.

Our Audit Committee has selected KPMG as the auditors to perform the audit of our financial statements for 2012. KPMG has audited our consolidated financial statements since our inception in 1993. KPMG has offices or affiliates at or near most of the locations where we operate. KPMG is an independent registered public accounting firm.

Before making its recommendation for appointment, the Audit Committee carefully considered KPMG’s qualifications. This consideration included a review of KPMG’s performance in prior years, its independence, as well as its reputation for integrity and for competence in the fields of accounting and auditing. Our Audit Committee has expressed its satisfaction with KPMG.

Representatives of KPMG will attend the Annual Meeting and may make a statement if they desire to do so. They will also be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the appointment of KPMG as our auditors as a matter of good corporate practice because ratification is not legally required. Even if the appointment is ratified, our Audit Committee in its discretion may select different auditors at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to ratify the appointment of our auditors. Because abstentions are deemed to be “shares present” at the meeting, they will have the same effect as a vote “against” this matter. If Agenda Item 2 does not pass, the appointment of auditors will be reconsidered by our Audit Committee.

Our Board of Directors unanimously recommends that stockholders vote for the proposal to ratify the Audit Committee’s appointment of KPMG as our independent registered public accounting firm for 2012.

FEES PAID TO THE AUDITORS

Pre-Approval Policies and Procedures.    Our Audit Committee is required to pre-approve the audit and non-audit services performed by the auditors in order to assure that the provision of such services does not impair the auditors’ independence. Our Audit Committee specifically pre-approves all audit fees, audit-related fees, tax service fees and all other fees. Our Audit Committee has delegated authority to the Chair of the Committee to approve any services not exceeding $50,000 not specifically pre-approved by the Committee provided that disclosure of such services and fees is made to the Audit Committee at the next scheduled meeting following such approval. During the years ended December 31, 2011, and 2010, all services provided by the auditors received specific pre-approval.

In connection with the audit of the 2012 financial statements, we entered into an engagement letter with KPMG which sets forth the terms by which KPMG will perform its audit services.

Audit Fees.    The aggregate fees billed by KPMG for professional services rendered for the audit of our consolidated financial statements, and related internal control over financial reporting included in Form 10-K, review of the unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, including issuance of consents, for the years ended December 31, 2011, and 2010, were approximately $3.7 million and $4.0 million, respectively.

Audit-Related Fees.    There were no audit-related fees in 2011 or 2010.

Tax Fees.    The aggregate fees billed by KPMG for tax services, primarily services regarding the preparation of certain of our international legal entities’ income tax returns, for the years ended December 31, 2011, and 2010, were approximately $0.9 million and $1.00 million respectively.

All Other Fees.    We did not utilize KPMG for any other services during the two years ended December 31, 2011.

As advised in the Audit Committee Report, our Audit Committee considered whether, and concluded that, provision of these services is compatible with maintaining KPMG’s independence.

AGENDA ITEM 3

AMENDMENT TO

OUR AMENDED AND RESTATED 1993

STOCK AWARD AND INCENTIVE PLAN

RESOLVED: that the adoption by the Board of Directors of an Amendment to the Amended and Restated 1993 Stock Award and Incentive Plan to increase the number of shares issuable under the plan by 2,000,000 and other associated amendments is hereby ratified and approved.

At its meeting held January 31, 2012, acting on the recommendation of the Compensation and Management Development Committee (the “Compensation Committee”), the Board of Directors approved an amendment to the 1993 Stock Award and Incentive Plan (the “1993 Plan”) to increase the number of shares issuable under the 1993 Plan to 19,900,000 and other associated amendments (the “Amended Plan”).

Reasons for the Amendments

At January 31, 2012, there were approximately 730,000 shares available for issuance under the 1993 Plan. Accordingly, the Company seeks to authorize the issuance of additional shares under the Amended Plan so that the Company may continue to offer appropriate long-term equity incentives to attract and retain qualified employees. After giving effect to the amendment described above, at January 31, 2012, there would have been approximately 2,780,000 shares available for issuance under the Amended Plan.

The Company believes that long term equity incentive awards help to align the interests of the recipients with the interests of stockholders. Additionally, grants of equity incentives allow the Company to maintain lower cash compensation costs. The Company believes it is critical to include equity-based long-term incentives in order to attract and retain the most qualified candidates. The Company believes the most qualified candidates seek opportunities where their long-term efforts and willingness to put a portion of their compensation “at risk” may be rewarded with equity gains. Additionally, equity incentives are necessary to compete with the compensation packages offered by competitors.

The Company’s average burn rate over the past three fiscal years was 1.5 and includes stock options, stock appreciation rights and restricted stock granted to employees and non-employee directors under the 1993 Plan. Our average burn rate is significantly below the allowable cap of 3.0 for our industry.

During the past 3 years, the Company has been granting options, restricted stock units and other stock awards covering approximately 600,000 to 700,000 shares per year under the 1993 Plan. The Company anticipates that if stockholders approve the Amended Plan, the Company will have enough shares authorized under the Amended Plan for three additional years of grants.

If the Amended Plan is not approved, the 1993 Plan will remain in effect and the Company will continue to grant Awards under the 1993 Plan.

The Board of Directors unanimously recommends that the stockholders approve the Amended Plan

The affirmative vote of a majority of the shares represented in person or by proxy is required for approval of the Amended Plan. Because abstentions and broker non-votes are deemed to be shares present at the meeting, they will have the same effect as a vote against this matter.

Description of the Amended Plan

The principal features of the Amended Plan are set forth below. The complete text of the Amended Plan is set forth as Exhibit A to this proxy statement, and the following description is qualified by such reference.

The Amended Plan continues to provide for various types of awards (“Awards”) which may be granted to present and prospective employees (including officers), directors and independent contractors. Under present guidelines, approximately 125 employees are eligible to receive annual long-term awards. Awards may consist of stock options, stock appreciation rights, restricted stock (including performance stock), restricted stock units, deferred cash awards, deferred stock awards, including deferred stock awards in lieu of directors’ fees, and other stock-based or cash-based awards on an ongoing basis. The Amended Plan is not exclusive and the Board may adopt, or permit the adoption of, other compensation and benefit plans or arrangements.

After giving effect to the terms of the Amended Plan, each Award of a share pursuant to Section 6(e), 6(f), 6(g), 6(h), 6(i) and 6(j) of the Amended Plan made on or after January 1, 2012 shall reduce the number of shares reserved for Awards under the Amended Plan by 1.68 shares, provided that if any such shares subject to an Award are forfeited, canceled, exchanged, surrendered, terminated or expire without a distribution of shares, 1.68 shares shall again be available for Awards under the Amended Plan for each share so forfeited, canceled, exchanged, surrendered, terminated or expired. For Awards between February 1, 2008 and December 31, 2011, the ratio was 2.4.

At January 31, 2012, and after giving effect to the terms of the Amended Plan, there would have been 2,781,922 shares remaining available for future issuance under the Amended Plan. This number does not include approximately 3,729,467 million shares reserved for issuance pursuant to outstanding options SARs, restricted stock awards, performance stock awards or deferred stock awards. The total number of shares issuable under the Amended Plan from its inception in 1993 until its ultimate expiration is 19,900,000. The number of shares reserved for issuance is subject to equitable adjustment in the event of future stock splits, stock dividends, mergers, consolidations, recapitalizations, reorganizations or similar corporate transactions. There is no limitation on the amount of non-stock Awards which can be made under the Amended Plan.

The Amended Plan is administered by the Compensation Committee, which shall be comprised solely of directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and as outside directors within the meaning of Section 162(m) of the Code. The Compensation Committee generally has full authority to construe and interpret the Amended Plan and the terms, including size, of Awards and to determine the recipients of Awards. Under the Amended Plan, the Compensation Committee may delegate to the Executive Leadership Team of the Company or the Chief Executive Officer certain of its authority to make Awards, and establish the terms of Awards, in respect of persons who are not executive officers of the Company; and therefore, the term “Compensation Committee” as used herein includes the Executive Leadership Team when acting pursuant to such delegated authority.

The benefits or amounts that may be received by executive officers under the Amended Plan will, in accordance with past practice, be determined annually by the Compensation Committee based on individual and Company performance and are not now determinable. In 2011, the following equity grants were awarded to our Named Executive Officers under the 1993 Plan:

	Options	Restricted Stock Units	Restricted Shares or Deferred Shares in lieu of Cash
S.D. Fleming	62,030	7,542	22,429
D.M. Drillock	21,113	2,644	0
F. Aranzana	15,236	1,900	0
R. Smith	14,800	1,841	0
W. N. Avrin	13,059	1,665	0
All current Executive Officers as a group	154,098	19,029	22,429
All current Directors who are not Executive Officers	0	0	20,400
All employees who are not Executive Officers	262,620	39,213	0

These grants would not have been different if the amendment included in the Amended Plan had been in effect with respect to 2011. See “Director Compensation” elsewhere in this proxy statement for a description of the terms of the annual grants of restricted stock made to each non-employee director and their terms as well as additional awards made under the 1993 Plan.

Stock Options and SARs

Only nonqualified stock options may be granted under the Amended Plan. No one person may be granted options under the Amended Plan in any ten year period covering more than fifteen percent of the shares of Common Stock originally authorized under the Amended Plan.

The exercise price of an option and the grant price of a SAR may not be less than the fair market value of the Common Stock on the date of grant. The exercise price must be paid at the time of exercise, in cash, unless the Committee permits the purchase price to be paid by an exchange of previously-owned stock, or by combination of cash and stock, or in whole or in part by having shares withheld by the Company or sold by a broker-dealer. In the case of a SAR, no purchase price is applicable. Instead, on the date of exercise by the grantee, the grantee receives the excess of the then current market price of one share of our common stock over the grant price. This amount is paid in cash, or in the case of stock settled SARs, in shares of our common stock.

Options and SARs may be granted to nonemployee directors and independent contractors, as well as to employees and prospective employees. Options and SARs must be exercised, if at all and to the extent exercised, no later than ten years from the date of grant. In the event of termination of employment or independent contractor relationship, an option or SAR, to the extent not theretofore exercised, terminates except under certain circumstances as provided in the grant letter. Nothing in any option or SAR shall confer on any person any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiary to terminate such employment at any time.

Change in Control

For awards granted prior to January 1, 2012, in the event of a “change in control” (as defined in the Amended Plan), unless specifically provided to the contrary in the Award Agreement or grant letter establishing the Award, (i) any Award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other Award, including non-employee directors’ Awards, granted under the Amended Plan will lapse, and such Awards will be deemed fully vested, and (iii) any performance conditions imposed with respect to Awards (other than annual cash incentives) shall be deemed to be fully achieved. For awards granted on or after January 1, 2012, if after a “change in control” (as defined in the Amended Plan) the recipient’s employment or independent contractor relationship is terminated by the Company within two (2) years after the change of control without cause, or by such recipient for “good reason” (as defined in the Amended Plan) unless specifically provided to the contrary in the Award Agreement or grant letter establishing the Award, (i) any Award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other Award granted under the Amended Plan will lapse, and such Awards will be deemed fully vested, and (iii) any performance conditions imposed with respect to Awards (other than annual cash incentives) shall be deemed to be fully achieved

Amendment

The Amended Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; provided, that, no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code and no amendment changing the types of performance measures which may be utilized under the Plan, will be effective unless such amendment has received the requisite approval of stockholders. Amendments made by the Board of Directors could increase the cost of the Amended Plan, although no such amendment may be made to “re-price” options without stockholder approval. In addition, no amendment may be made that adversely affects any of the rights of a grantee under any Award theretofore granted, without such grantee’s consent.

Certain Federal Income Tax Considerations

This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws at any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the Amended Plan.

Nonqualified Stock Options (“NQSOs”)

A grantee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of a NQSO. Except as noted below, upon the exercise of the NQSO the grantee will recognize ordinary income equal to the excess of the fair market value of the Common Stock acquired over the option price. The amount the participant recognizes as ordinary income in connection with an NQSO exercise is subject to withholding taxes and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant (subject to the discussion in “Limitation on Deductions” below). If an option is exercised within six months of the date of grant and the sale of Common Stock acquired on exercise could subject the holder to suit under Section 16(b) of the Exchange Act, then the recognition and determination of the amount of income, and the corresponding deduction by the Company, will be postponed until the earlier of six months after exercise or the first day on which the sale would not subject the holder to such suit. However, the holder may affirmatively elect under Section 83(b) of the Code, within thirty days after exercise, to be taxed as of the exercise date in the manner described above.

Except as stated in the next sentence, a holder’s basis for Common Stock acquired upon exercise of a NQSO will be equal to the fair market value of such stock on the date that governs the determination of the holder’s ordinary income, and the holding period for such stock will commence on the day after such date and, accordingly, will not include the period during which the NQSO was held. The number of shares acquired upon the non-cash exercise of a NQSO that is equal in number to the shares surrendered will have a basis equal to the basis of shares surrendered and the holding period for such shares will include the holding period for the shares surrendered.

Generally, upon a sale or other disposition of Common Stock acquired pursuant to the exercise of a NQSO, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such stock. Such gain or loss will be long-term capital gain or loss if the holding period for such stock is more than one year.

Exercise of Options with Shares

A holder who pays the option price upon exercise of a NQSO, in whole or in part, by delivering Common Stock already owned by him will recognize no gain or loss on the stock surrendered, but otherwise will be taxed according to the rules described above for NQSOs.

Limitation on Deductions

If a limited SAR is exercised, or if the termination of any restriction, limitation or condition, or acceleration of any vesting or exercise right with respect to any Award under the Plan is due to a change in control of the Company or similar event, payments with respect to such limited SAR or other Award may be nondeductible to the Company in whole or in part and may subject the holder to a nondeductible 20% federal excise tax on all or a portion of such payments (in addition to other taxes ordinarily payable).

SEC Registration

The Company intends to file a registration statement covering the offering and sale of the additional shares reserved for issuance under the Amended Plan shortly after the Amended Plan is approved by the Company’s shareholders.

Equity Compensation Plan Information

The table below sets forth, as of December 31, 2011, the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding options, warrants and rights and their weighted average exercise price.

Actual as of December 31, 2011

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity Compensation plans approved by stockholders	2,173,419	(1)	42.72	1,359,664	(2)
Equity compensation plans not approved by stockholders

(1)	The number of securities to be issued upon exercise of outstanding stock settled Stock Appreciation Rights (“SARs”) cannot be determined because it depends on the relative price of a share of Cytec’s stock to the grant price of the stock settled SAR on the date such SAR is exercised. At December 31, 2011, there were 763,385 stock settled SARs outstanding with a weighted average price of $55.33 that we estimate would not be exercised based on the closing price on December 31, 2011.

(2)	The number of securities remaining available for future issuance does not include the 763,385 stock settled SARs that we estimated above (see footnote 1 above) as those securities were not available for issuance as of December 31, 2011. In addition, after giving pro forma effect to the approval of the Amended Plan as proposed in this proxy statement, the number of securities remaining available for future issuance would increase to 3,359,664.

AGENDA ITEM 4

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote on our executive compensation programs giving you, the stockholder, the opportunity to express your approval or withhold approval of the compensation we pay our Named Executive Officers.

Our compensation policies and procedures are designed to support our compensation philosophy and pay competitively, are independently administered, focused on pay for performance with the appropriate balance between risk and reward and strongly aligned with the long-term interests of our stockholders. As always, the Company and the Committee are committed to the ongoing review of the executive compensation programs and will take action to ensure that these programs continue to support our compensation philosophy and objectives. The Company asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section beginning on page 22 and the accompanying tables contained in this proxy statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Board of Directors unanimously recommends a vote “for” the Company’s compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this proxy statement.

CYTEC STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of January 31, 2012, the total beneficial ownership of Cytec’s Common Stock by Cytec’s directors and the five executive officers named in the Summary Compensation table (see the “Executive Compensation” portion of this proxy statement):

Beneficial Stock Ownership of Directors and Executive Officers

Name	Record & Street Name Shares(1)	+	Savings Plan Shares(2)	+	Deferred Stock Shares(3)	+	Stock Option Shares(4)	=	Total Beneficial Ownership	Percent of Class
F. Aranzana	25				422		62,544		62,991	0.1
W.N. Avrin	15,038		6,907				155,053		176,998	0.4
C.A. Davis	12,411				9,446		15,000		36,857	(5)
D.M. Drillock	27,032		24,491		14,052		125,553		191,128	0.4
A.G. Fernandes	10,876				14,512		15,000		40,388	(5)
S.D. Fleming	17,272		49,063		52,335		268,692		387,362	0.9
L.L. Hoynes, Jr	9,912				11,726		6,000		27,638	(5)
B.C. Johnson	7,682				4,547		10,500		22,729	(5)
C.P. Lowe	7,813				9,205				17,018	(5)
W.P. Powell	13,052				1,959		10,500		25,511	(5)
T.W. Rabaut	15,073				7,568				22,641	(5)
J.R. Satrum	35,887						15,000		50,887	0.1
R.P. Sharpe	10,411				11,522		6,000		27,933	(5)
R. Smith	15,168		29,064		17,141		145,583		206,956	0.5
All directors and officers as a group (17 persons)	209,088		119,934		167,849		1,025,026		1,521,897	3.3

(1)	Includes for Mr. Fernandes, shares held in family trusts or foundations. Also includes for each of Messrs. Hoynes and Sharpe, shares owned jointly with their wifes. Excludes for Mr. Smith, 1,000 shares for which he disclaims beneficial ownership.

(2)	Represents the officers’ proportionate share of our Common Stock held by the Cytec Employees’ Savings & Profit Sharing Plan and the Cytec Supplemental Savings and Profit Sharing Plan at January 31, 2012. In the case of Mr. Smith and all directors and officers as a group, also includes shares held in an Individual Retirement Account.

(3)	Shares issuable under our 1993 Stock Award and Incentive Plan (the “1993 Plan”) following termination of employment or, as to the directors, retirement from the Board of Directors.

(4)	Shares which may be acquired within 60 days through the exercise of stock options, regardless of whether the exercise price is below, at or above the current market price of our common stock. Includes for Mr. Avrin, 77,168 stock options beneficially owned by his ex-spouse.

(5)	Less than 0.1%

None of the shares reflected in the stock ownership table have been pledged as security.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of 131 Forms 3, 4 and 5 received by us, we believe that with respect to 2011 all but one filing required under Section 16(a) of the Securities Exchange Act of 1934 were filed timely. Due to an administrative error by the Company, one Form 4 relating to the exercise of stock options and a sale of a portion of the shares obtained on exercise by Ms. Davis was filed late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 1002	3,637,643 Shares(2)	7.3

Common Stock	Vanguard Fiduciary Trust Company 500 Admiral Nelson Blvd. Malvern, PA 19355	2,649,052 Shares(3)	5.3

Common Stock	Passport Special Opportunities Master Fund, LP; Norges Bank; Passport Global Master Fund SPC Ltd; Passport Global Long Short, LP; Gold Coast Capital Subsidiary VIII Limited; Passport Plus, LLC; Passport Capital, LLC; John Burbank c/o Passport Capital 30 Hotaling Place Suite 300 San Francisco, CA 94111	2,947,200 Shares(4)	5.9

(1)	Percent of class based on shares outstanding at December 31, 2011.

(2)	Per Schedule 13G, filed February 13, 2012, which reports beneficial ownership as of December 31, 2011 (i) sole power to vote or direct the vote as to 3,637,643 shares, and (ii) sole power to dispose or direct the disposition of 3,637,643 shares.

(3)	Per Schedule 13G, filed February 14, 2012, which reports beneficial ownership as Trustee of the Cytec Employees’ Savings and Profit Sharing Plan as of December 31, 2011 (i) shared power to vote 2,649,052 shares, and (ii) shared power to dispose of 2,649,052 shares.

(4)	Per Schedule 13G, filed February 14, 2012, which reports beneficial ownership for Passport Special Opportunities Master Trust, LP as of December 31, 2011 (i) shared power to vote 800,000 shares; and (ii) shared power to dispose 800,000 shares; and which reports beneficial ownership for Norges Bank as of December 31, 2011 (i) sole power to vote 612,900; and (ii) sole power to dispose 612,900; and which reports beneficial ownership for Passport Global Master Fund SPC Ltd as of December 31, 2011 (i) shared power to vote 1,350,000; and (ii) shared power to dispose 1,350,000; and which reports beneficial ownership for Passport Global Long Short Fund, LP as of December 31, 2011 (i) shared power to vote 130,600; and (ii) shared power to dispose 130,600; and which reports beneficial ownership as of December 31, 2011 (i) shared power to vote 53,700; and (ii) shared power to dispose 53,700; and which reports beneficial ownership of Passport Plus, LLC as of December 31, 2011 (i) shared voting power 800,000; and (ii) shared power to dispose 800,000; and which reports beneficial ownership for Passport Capital, LLC as of December 31, 2011 (i) shared power to vote 2,947,200; and (ii) shared power to dispose 2,947,200; and which reports beneficial ownership for John Burbank as of December 31, 2011 (i) shared power to vote 2,947,200; and (ii) shared power to dispose 2,947,200.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Policy on Transactions with Related Person, any related party transaction which would be required to be reported in the Company’s annual proxy statement under applicable laws and regulations must be approved in advance by the Governance Committee of our Board of Directors. In considering whether or not to approve such transaction, the Governance Committee shall consider the following factors: (i) is the proposed transaction in the ordinary course of business of the Company and the Related Person; (ii) are any alternate transactions available; (iii) is the transaction on terms at least as favorable to the Company as available from unrelated third parties; (iv) does the transaction pose any more risks to the Company than alternate transitions available from unrelated third parties; and (v) such other factors as the Governance Committee may consider relevant or important to its decision.

There were no transactions during 2011, and there are no currently proposed transactions, involving more than $120,000 in which Cytec was or is to be a participant and in which any executive officer or director has a direct or indirect material interest other than the compensation arrangements described in this proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides an overview of Cytec’s executive compensation program including our philosophy, key program elements, the 2011 decisions made under the program and the factors that were considered in making those decisions. The commentary in the CD&A is intended to facilitate an understanding of the data found in the accompanying compensation tables.

All of our executive officers participate in our Executive Compensation Program described in this CD&A, however, for the purposes of this CD&A, we specifically analyze and discuss the total compensation for our Named Executive Officers listed below.

Shane D. Fleming, Chairman of the Board, President and Chief Executive Officer

David M. Drillock, Vice President and Chief Financial Officer

Frank Aranzana, President, Cytec Specialty Chemicals

Roy Smith, Vice President, General Counsel and Corporate Secretary

William N. Avrin, Vice President, Corporate and Business Development

Our executive compensation program is intended to drive results, recognize contributions to the success of our company, and retain leadership talent. Our executive officers have shown solid leadership in improving the Company’s financial position during the economic volatility over the last few years and are committed to providing long term financial strength and sustainability for our stockholders. As a result of the continued execution of our growth strategy and business objectives, the Company experienced strong financial performance in 2011, although the global economic environment continued to impose challenges on our business.

I.	Highlights for fiscal year 2011

Financial and Business Performance

•               Our total revenues in fiscal 2011 increased to $3.07 billion, a 12% increase over 2010.1

•               Our fiscal 2011 adjusted earnings per share, as defined under the heading “2011 Executive Compensation Decisions-2011 Long Term Incentives” below, was $3.66, a 22.4% increase over the prior period.1

•              Our Return On Invested Capital (“ROIC”) as defined under the heading “2011 Executive Compensation Decisions-2011 Long Term Incentives” below, increased to 7.1% in 2011 from 6.2% in 20101

•              Our cash balance at year end was $415.8 million versus $383.3 million at year end 2010. Utilizing our cash from operations and net after tax proceeds from the sale of our Building Block Chemicals business early in 2011, we returned cash to our stockholders with dividends of $.50/share in 2011 and share buybacks of 4,280,000 shares.

•              Our one-year and three-year total shareholder return is -14.91% and 113.77% respectively.

•              We completed the sale and divestiture of our Building Block Chemicals business in line with our portfolio realignment objectives.

•              We exceeded our environmental OSHA recordable goals and other health and wellness objectives.

•              We have realized cost savings of approximately $6.5 million through the completion of the first phase of our Shared Services Organization implementation and have implemented the use of Six Sigma and Lean manufacturing at our key manufacturing sites for continuous improvement.

[1]	Adjusted for the divestiture of our Building Block Chemicals business February, 2011.

Executive Compensation

•              As a result of the stockholder Say on Frequency and Say on Pay vote in April, 2011, our recommendation for an annual Say on Pay vote was endorsed by our stockholders and adopted as an annual practice and our stockholders returned a 95% vote “for” our executive compensation program.

•              We emphasize pay for performance in determining an executive officer’s compensation including individual, business unit or function and overall company performance. In demonstration of our pay-for-performance commitment, 65-80% of our executive officers’ target compensation is dependent on specific performance goals or the price of our stock, with inclusion of our time-based restricted stock units.

•              Our compensation package is a mix of short and long-term focused compensation with a substantial linkage to stock performance. We use a balance of growth and return measures, relative and absolute, in our performance plans that align with our business strategy and incorporate challenging levels of year-over-year improvement.

•              We benchmark industry peers as well as general manufacturing companies to ensure our pay programs are competitive in attracting, motivating and retaining the diversified, quality talent necessary for our business.

•              We incorporate the use of comprehensive tally sheets and wealth accumulation analysis into our annual executive officer compensation planning review.

•              We require all executive officers to maintain stock ownership in the Company as a multiple of salary. Executive officers are prohibited from hedging against the economic risk of this ownership.

•              We do not allow re-pricing or exchange of equity awards without stockholder approval.

•              We conduct a comprehensive risk assessment on all compensation programs annually.

•              We offer very limited perquisites to our U.S. executive officers and we do not provide tax gross-ups on perquisites except in connection with our general employee relocation policy. We offer Mr. Aranzana, a legal resident of Belgium, perquisites as is reasonable and customary in that country.

•              We have adopted a recoupment policy to recover performance-based and equity compensation in the event financial restatement has become necessary as a result of errors, omissions or fraud.

•              All of our performance plans dependent on financial measures are intended to be 162(m) compliant.

Changes to Compensation Programs for 2012

•              We have discontinued our Compensation Taxation Equalization Plan, which provides for change-in-control excise tax gross-up payments, for new participants effective January 1, 2012 and have grandfathered existing executive officers in the Plan for 5 years, ending December 31, 2016.

•              We have extended our “double-trigger”, which includes termination upon a change in control, to include all equity awards granted after January 1, 2012.

•              We have shifted a portion of our long term incentive (“LTI” or “LTIs”) value from stock options to performance cash dependent on pre-determined absolute and relative measures to place more emphasis on pay for performance and a stronger focus on long term financial goals. More weight was shifted from stock options to our performance cash plan for the Chief Executive Officer than for other officers because his position has greater influence on the long term performance of the Company. The long term incentive mix for 2012 is approximately 35% of the total LTI value in stock options, 50% in performance cash, and 15% in time-based restricted stock units for the Chief Executive Officer and approximately 45% of the total LTI value in stock options, 40% in performance cash, and 15% in time-based restricted stock units for all other officers.

•              We have converted net working capital from a primary measure to a negative modifier on the achievement of results for the 2012 annual incentive plan. The plan applies a -5% to -10% modification on the payout if our 2011 achieved full year average net working capital days are not maintained or improved on in 2012. This modification aligns with our growth strategy by incentivizing the maintenance of the net working capital days improvement made over the past several years.

II.	Executive Compensation Program Fundamentals

Roles and Responsibilities

The Compensation and Management Development Committee – The Compensation and Management Development Committee of the Company’s Board of Directors (referred to as “Committee” in this CD&A) is responsible for reviewing and approving all compensation arrangements and policies for all of our executive officers other than the CEO, and for reviewing and recommending to the independent directors of the Board, compensation arrangements for the CEO. The Committee meets at least three times annually. At a minimum, the Committee determines (a) the amount of salary adjustments, annual incentives and long-term incentives awarded to executive officers; (b) the criteria for achieving annual and LTI awards; and (c) whether the conditions for the payment of past awards have been met. It also evaluates its own performance annually. To the extent these matters relate to compensation of the CEO, they are also approved or ratified by the independent directors of the Board. The Committee periodically reviews all of the elements of our executive compensation program to make sure they are in line with our business strategy, regulatory requirements, stockholder interests and that they remain competitive in light of changing trends, practices and market conditions and do not encourage excessive risk taking.

The Committee’s Independent Consultant – Each year the Committee retains an independent compensation consultant to provide expertise and guidance on executive compensation program design, market place trends, regulatory requirements and best practices. The independent consultant participates in Committee meetings and is accountable to the Committee. The consultant reviews and provides objective perspectives on all proposals regarding executive compensation presented to the Committee and identifies any issues or concerns.

As part of the 2011 annual executive compensation review, the Committee retained Cogent Compensation Partners (“Cogent”) as their independent executive compensation consultant. To assist the Committee with compensation decisions regarding fiscal year 2011, Cogent provided the Committee with an analysis on executive compensation market trends, best practices, regulatory requirements, long term incentive trends and a comprehensive competitive review of each of our executive officers’ total direct compensation. Cogent does not provide any other services to the Company and has not had any prior relationship with any of our executive officers.

The Committee and Management – Each year, the CEO and the Vice President, Human Resources, review with the Committee the competitive compensation data and information provided by an independent compensation consultant. Based on feedback from the Committee regarding the competitive compensation data and the CEO’s view of each executive officer’s performance, the CEO and Vice President, Human Resources recommend annual salary adjustments, annual incentive targets and annual grants of long-term incentives for each executive officer, other than the CEO. The Committee reviews these recommendations along with the competitive benchmark data, and determines the final annual salary adjustments, annual incentive targets and annual grants of long-term incentive awards for all executive officers, other than the CEO. The Committee reviews competitive benchmark data for the CEO and the performance of the CEO and makes recommendations on the CEO’s salary and incentive awards to the independent directors of the Board. The independent directors discuss these recommendations, revise them if appropriate, and then determine the final salary adjustment, annual incentive target and annual grants of long-term incentive awards for the CEO. Except as described above, the CEO does not participate in this process. Management also reviews policies and plans that impact executive compensation and benefits and makes appropriate recommendations regarding these policies and plans to the Committee based on market competiveness, best practice and good corporate governance.

Executive Compensation Program Philosophy

The design of our executive compensation program is intended to align with the Company’s short term business objectives and long term business strategy and to pay appropriately for the level of performance achieved. This is evident in the mix of pay elements, the percent of “at-risk” pay and the actual pay that is used to compensate our executive officers.

We have a long-standing pay-for-performance philosophy. A number of performance factors are considered in determining an executive officer’s compensation including individual performance, performance of the business unit or function under his or her leadership and the Company’s overall performance. In demonstration of our pay-for-performance commitment to stockholders, employees and other stakeholders, 65% to 80% of our executive officers’ compensation is dependent on specific performance goals or the price of our stock, with inclusion of our time-based restricted stock awards. We design our executive compensation programs to drive results, to recognize contributions to the success of the company, and to retain leadership talent.

The Committee targets total direct compensation at a competitive level consisting of base salaries at 5% below the median of a competitive benchmark, annual incentives as a percentage of base salary at the median of a competitive benchmark, and long-term incentives at the 62.5 percentile of a competitive benchmark for each executive officer. Mr. Aranzana’s target market position is higher in base salary than the target market positioning for our U.S. officers and lower in target annual incentive as a percentage of base salary and long-term incentives to align with Belgium competitive markets. The Committee believes this compensation philosophy limits fixed costs and emphasizes long-term financial results that will enhance the value of the Company’s stock over time and that this compensation structure and the performance metrics utilized in determining incentive payments are likely to result in our executives earning above median compensation over the longer term only when stockholders are also enjoying positive returns on their investments. We place more weight on both performance-based compensation and long-term compensation for those executive officer positions with the broadest scope, primarily our CEO.

Executive Compensation Program Objectives

The key objectives of our executive compensation program are to:

•              Pay for Performance – A significant portion of executive compensation is allocated in long and short-term “incentive” pay which is dependent on the achievement of pre-established goals that are critical to our long-term business strategies and short-term business objectives. Pay-for-performance encourages our executive officers to make prudent decisions based on these pre-established goals in relationship to dynamic market changes and its implications. Pay “opportunity” is higher for goals that are exceeded, and pay is “at-risk” for goals that are not achieved or partially achieved.

•              Align our Executives’ Financial Interests with our Stockholders’ Interests – By linking a significant portion of executive pay “opportunity” to the performance of the Company’s stock price and emphasizing stock ownership through mandated requirements, we incentivize our executive officers to remain focused on the financial health of the Company and total stockholder return over the long-term.

•              Pay Competitively – Executive pay for all total direct compensation elements is set within an equitable market range based on competitive benchmarking, enabling the Company to retain highly competent, performance-oriented executives and to attract well-qualified industry talent. Providing a competitive pay program to our executive officers encourages sustained individual performance.

Executive Compensation Elements

Total Direct Compensation:    Our executive total direct compensation program has three basic elements: (i) base salary, (ii) annual incentives, and (iii) long-term incentives.

Base Salary:    The objective of base salary is to provide fixed compensation to executive officers for the performance of their core job responsibilities and duties. Annual base salary is a total direct compensation component that is not “at-risk” for our executives. Increases to base salaries are considered by the Committee annually based on an executive’s performance over the previous year, the overall salary budget for the U.S. and Belgium, and market competitive benchmark data.

Annual Incentive:    The objectives of our annual incentive plan are to reinforce annual priorities and motivate executive officers to achieve the financial and operational performance goals that are important for the Company’s performance in the short term. The annual incentive plan for executive officers is based on the achievement of financial metrics and strategic non-financial key objectives. The Committee determines the measures and sets the target performance goals for receiving an award typically in the beginning of the relevant performance period.

Each Named Executive Officer is a member of the Company’s Executive Leadership Team. The Committee does not focus solely on specific objectives within the executive officers’ area of responsibility, but expects each executive officer to contribute to the Company’s overall success as a member of the executive team. At the end of each performance year, the Executive Leadership Team collectively assesses its performance in achieving corporate and business non-financial objectives and determines a percentage of target earned on this component of the annual incentive calculation. The CEO presents this assessment to the Committee for its consideration in determining the achievement factor for non-financial objectives for all corporate and business executive officers, including the CEO. The Committee also reviews the corporate and business financial achievements against the targets for the year, which, together with the non-financial component, determines the combined full incentive amount for our corporate and business officers. The payout amounts under the annual cash incentive plan and all other compensation for the CEO are subject to approval by the independent directors of the Board.

Long-Term Incentives:    The objectives of our long-term incentive plan are to encourage long-term strategic decision making that is aligned with the best interests of our stockholders, focus the efforts of executive officers on multi-year results and long-term sustained performance, and to maintain a substantial portion of compensation in long-term vehicles.

Our LTI plan consists of a combination of stock options, time-based restricted stock units and a performance cash plan dependent on the achievement of pre-established financial goals over a three year period. The Committee believes this mix of LTI awards better aligns executive and stockholder interests in a volatile market, enhances executive retention, and enables the Company to offer competitive compensation packages.

Indirect Compensation

To remain competitive in attracting and retaining high level talent, we maintain indirect compensation programs in each respective country for our employees including executive officers. In the U.S., subject to basic eligibility requirements, our broad-based plans generally include health and welfare benefits, qualified and non-qualified savings plans and past service employee pension plans (frozen in 2007). In Belgium the programs generally include pension schemes and customary perquisites. We also offer our executive officers benefits under our executive plans including retirement, deferred compensation and post-employment arrangements as described below. We periodically review the competitiveness of our executive plans against our industry peers and recommend plan modifications to the Committee when appropriate.

Perquisites:    We provide limited perquisites to our executive officers generally consisting of executive physicals and financial counseling/tax preparation. We offer executive physicals to further promote our broad-based health and wellness initiatives. We provide financial counseling and tax preparation services to maximize the value of all of our benefit plans for the executive and the Company and by delegating personal finance, enable greater time efficiency and fewer distractions from corporate responsibilities. We provide additional perquisites to our executive officer in Belgium as is reasonable and customary in that country. The value of perquisites provided to the Named Executive Officers in 2011 are set forth in column (i) of the Summary Compensation Table on page 38 and the perquisites valued at $10,000 or more are generally described in the corresponding footnotes.

Retirement Plans:    We have historically provided market competitive retirement plans to our executive officers including frozen plans under our former parent company and Cytec. Our executive officers in the U.S. currently participate in the same 401k Savings Plan and Supplemental Savings Plan, as other employees in the U.S. (subject to basic eligibility requirements). Our Executive Supplemental Employee Retirement Plan (ESERP) is applicable only to our executive officers who were elected as such before April 1, 2007. Benefits under this plan are available only to eligible employees who have been elected as members of the Plan by the Compensation Committee, except that all eligible executive officers are entitled to certain death and disability benefits. In the event of a change in control of Cytec, all persons elected as executive officers prior to April 1, 2007, will automatically be elected as full members of this Plan. This plan was intended to provide equivalent benefits as were or would have been available to executive officers under the prior parent company and to encourage the transition of executive management at an earlier retirement age by providing a benefit equal to up to five years of retirement income credits under our other defined benefit pension plans. The current estimated values of these plans are set forth in column (d) of the Pension Benefits table on page 44 and general descriptions of the plans are provided in the corresponding footnotes.

Deferred Compensation Arrangements

Deferred Stock Awards:    Under Cytec’s 1993 Stock Award and Incentive Plan, the Compensation Committee may grant deferred stock awards (“Deferred Stock Awards”). The Committee has generally granted Deferred Stock Awards at an executive officer’s request in lieu of performance stock awards or restricted stock awards that would otherwise vest. Deferred Stock Awards are phantom shares of Cytec stock that accrue dividends in the form of additional shares of Deferred Stock Awards. The Deferred Stock Awards are paid in the form of an equivalent number of shares of Cytec stock after an executive retires.

Deferred Compensation Plan:    Under this plan, an executive officer may elect to defer any compensation in excess of $1 million per year to the extent it would be a non-deductible expense for the Company as a result of IRS section 162(m).

The current estimated values of the Named Executive Officer’s non-qualified deferred compensation are set forth in the Non-Qualified Deferred Compensation table on page 46.

Separation and Change in Control Arrangements

Executive Income Continuity Plan:    All executive officers are automatically members of this Plan. This plan is intended to help retain the services of our executive officers and to reinforce and encourage the continuing attention, dedication and loyalty of these executives without the distraction or concern over the possibility of involuntary or constructive termination of employment resulting from unforeseen developments, by providing income continuity for a limited period. This plan provides that members will receive a benefit on termination of their employment unless such termination is (i) on account of death, disability or retirement, (ii) by the Company for cause, or (iii) by the member without good reason (as defined in the plan). Generally, “good reason” for termination by a member involves reductions in compensation or other actions by the Company inconsistent with the member’s status unless such action is uniformly applied to all executive officers. The benefit payable is one time annual salary and bonus or, if the termination occurs after a change in control, three times annual salary and bonus, subject to some exceptions. The plan also provides for certain miscellaneous payments, including relocation payments, certain legal fees, and expenses incurred in seeking new employment.

The Committee believes the Executive Income Continuity plan addresses the risk of an executive losing his or her job, particularly during periods of uncertainty, in a manner that allows the executive to remain focused on the Company’s interests. The Committee further believes that the plan meets specific concerns of executives that are not addressed by other elements of the compensation package.

1993 Stock Award and Incentive Plan:    Unvested performance awards and restricted stock units and unexercised stock options held by an executive officer who voluntarily terminates employment with the Company, other than to retire, are immediately terminated. Executive officers who retire typically retain a pro-rata portion of any unvested performance awards and restricted stock units they hold, which then continue to vest in accordance with their terms and the satisfaction of applicable performance conditions. Options issued to a retiree more than eight months prior to the retirement date will continue to vest according to the original schedule and are exercisable until one year after the last un-cancelled grant fully vests.

We have revised our long term equity award plans to include “double-trigger” for all awards granted after January 1, 2012. The double trigger requires a termination after a change in control for accelerated vesting of equity awards.

Compensation Taxation Equalization Plan:    This plan provides that we will reimburse any employee, executive officer or director for any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the “Code”) on compensatory payments defined as an excess parachute payment under Code Section 280G, plus all other taxes imposed on the reimbursement. This Plan was restated effective January 31, 2012 to provide that the Plan shall only apply to executive officers who were elected as such prior to January 31, 2012, and that the Plan will expire for all participants on December 31, 2016.

All potential payments upon separation from the Company are provided in the Potential Payments upon Termination or Change in Control table on page 48 and are generally described in the corresponding footnotes.

III.	2011 Executive Compensation Decisions

Competitive Benchmarking

The Compensation Committee relies on publicly available compensation data to assist in determining appropriate target pay, target annual incentive as a percentage of base pay and target long-term incentives for each executive officer. For the 2011 compensation cycle, Pay Governance developed competitive benchmarks for the Committee’s independent consultant, Cogent, using a Primary Comparator Group consisting of chemical/aerospace companies with $1-10 billion in revenue from Towers Watson’s (Towers) Executive Compensation Database and a Secondary Comparator Group consisting of general manufacturing companies with $1-10 billion in revenue from Towers’ Executive Compensation Database. In each case, the benchmark data were “size-adjusted” based on revenue of the participating companies for each executive officer position. The chemical/aerospace and general manufacturing industry companies included in Towers’ database vary from year to year. The companies included in the Primary and Secondary Comparator Groups for 2011 are listed in Exhibit B. Pay Governance also provided to the Committee and its independent consultant, Belgium benchmark pay data for Mr. Aranzana’s position. In 2010, the Committee, in consultation with its consultant and Pay Governance, established a 15% premium added to the benchmark data for the VP, Corporate and Business Development position to reflect the broader scope in responsibility for this position within Cytec, including various strategic enterprise initiatives.

In 2009 the Committee established a Peer Group of 18 companies in the chemical and aerospace industries based on recommendations by management and the Committee’s compensation consultant. The Committee uses the Peer Group companies to benchmark compensation practices and policies and to measure relative performance as a component in our performance cash plan. The Committee also considers compensation data from the peer group to the extent it is publicly available. The 18 companies included in the Peer Group are listed in Exhibit B.

2011 Pay Opportunity

In determining levels of compensation opportunity for each executive officer for 2011, the Committee considered the benchmark compensation data provided by Pay Governance, input provided by its independent consultant, Cogent, as well as each individual officer’s job scope, experience, value to the organization, sustained individual performance, and internal equity.

2011 Target Total Direct Compensation Mix

To support our pay-for-performance philosophy, the mix of total direct compensation elements for executive officers, and especially the CEO, was more heavily leveraged toward variable, performance-based compensation. The Committee determined that the CEO should have greater emphasis on variable compensation than all other executive officers because his leadership has a greater influence on the performance of the Company. The 2011 compensation elements that comprise the “target total direct compensation opportunity” for executive officers and their approximate weightings were:

2011 Base Salary

Effective January 1, 2011, all of our executive officers, with the exception of Mr. Avrin, received an increase in base salary of 2.5-3.5% based on individual 2010 performance, retention, internal equity and market competitiveness and in accordance with our general U.S. 2011 salary adjustment budget of 3.0%. Mr. Avrin received a market adjustment increase of 16.72% reflecting the market competitive assessment of the broader scope of his responsibilities compared to the publicly available benchmark position, and in consideration of long-standing contribution and value to the organization. The January 1, 2011, salary increases for the Named Executive Officers were:

Name	Base Salary Increase effective 1/1/2011	2011 Base Salary
S.D. Fleming	3.00%	$840,480
D.M. Drillock	3.50%	$426,420
F. Aranzana*	3.00%	$491,451
R. Smith	3.00%	$374,791
W.N. Avrin	16.72%	$375,021

*	Mr Aranzana is located in Belgium and is paid in Euros. His base salary was converted to US$ using a 1.3982 conversion rate.

2011 Annual Incentive Plan

Individual executive officer incentive opportunity as a percent of base salary and the annual incentive plan design, including the metrics used and the achievement goals determined for threshold, target and stretch, were set prior to the performance year.

Annual incentive targets as a percent of base salary were set by the Compensation Committee for 2011 in consideration of internal parity, retention and Cytec’s stated philosophy to align with the competitive market median. The Compensation Committee determined that a 5% increase to the annual incentive target percent of base salary over 2010 levels was appropriate for Mr. Drillock and Mr. Avrin for the 2011 performance year. Each Named Executive Officer’s annual incentive target opportunity as a percent of base salary for the 2011 performance year is shown below:

Name	2011 Annual Incentive Opportunity as a % of Base Salary
S.D. Fleming	100%
D.M. Drillock	70%
F. Aranzana	55%
R. Smith	60%
W.N. Avrin	60%

The 2011 annual incentive plan for corporate executive officers, as determined by the Committee, was based on the achievement of pre-determined targets for adjusted earnings per share (“EPS”) weighted at 50%, net working capital weighted at 20%, and strategic non-financial corporate objectives weighted at 30%. The annual incentive plan for the business unit executive officers was based 40% on achievement of the business unit earnings before interest and taxes (“EBIT”) target, 10% on achievement of the corporate adjusted EPS target, 20% on achieving the net working capital target, 20% on achievement of strategic non-financial business unit objectives and 10% on achievement of the strategic non-financial corporate objectives. The Committee believed this design and these measures would incentivize our officers to increase the performance of the business and the value of the company.

	2011 Annual Incentive Plan Metrics and Weighting
Position	Adjusted EPS	Business Unit EBIT	Working Capital	Corporate and Business Unit Non-Financial Objectives	Total Annual Incentive Plan Allocation
Corporate Officers	50%		20%	30%	100%
Business Unit Officers	10%	40%	20%	30%	100%

The Committee determined increased earnings to be one of the most important measures for 2011 to reinforce the Company’s financial health and stockholder value. Adjusted EPS is a non-GAAP financial measure that is calculated by excluding special items, which are discussed as special items in our quarterly earnings releases, such as restructurings, asset impairments and gains on sales of assets among other items. The Committee set the adjusted EPS and EBIT par target goals as part of the 2011 annual budgeting process based on the expected improved performance over 2010 and to align with our annual business plan. A threshold goal for any payout was set at 80% of par and a goal for maximum payout was set at 120% of par.

The Committee believed it was important to have a component in the annual incentive plan that measured cash delivery to guarantee quality earnings, maintain a healthy balance sheet and support the funding of future growth and capital projects. Net working capital was defined as the number of days of trade receivables outstanding plus the number of days inventory supply on hand less the number of days of trade payables outstanding. The Committee set the targets for net working capital to maintain target levels of performance and at the same time allow the businesses flexibility to manage inventory and focus on growth in emerging markets around the globe.

The adjusted EPS and net working capital goals for 2011 are as follow:

	2011 Annual Incentive Plan Targets(1)
Measure	Minimum 0% Payout	Target 100% Payout	Maximum 200% Payout
Earnings Per Share	$2.70	$3.38	$4.06
Net Working Capital	Above 73 days	73 days	66 days

(1)	The 2011 targets were adjusted for the sale of Cytec’s Building Block Chemicals business in February, 2011.

The Committee set the non-financial objectives portion of the 2011 annual incentive plan based on input from management and the Board on critical business priorities for the year in four key categories, Strategy, Execution, Growth and Governance. The non-financial objectives the Committee set for 2011 were intended to strengthen focus on safety, innovation, profitable revenue generation, strategic business initiatives, operational improvements, and compliance.

The annual incentive award paid can range from 0 to 200% of the target amount based on achievement of these pre-established goals. The metrics, weightings and established goals that align with the business plan and the performance threshold/maximum payout opportunity allows us to manage the self-funding aspect of the plan and limit risk for the company.

2011 Long Term Incentive Awards

The Committee grants long term incentives to Executive Officer’s annually. The values of long term incentives granted to Officers in 2011generally remained at 2010 levels with moderate increases in value ranging from 0-2.6%.

The Committee uses a portfolio of long term incentives to:

•              Focus the efforts of our executives officers on multi-year results and long term sustained company performance;

•              Encourage long term strategic decision-making that is aligned with the best interests of our stockholders;

•              Maintain a substantial portion of Executive total direct compensation in variable or “at-risk” pay;

•              Recognize long-term individual achievements and demonstrated future potential for success by providing long term value and wealth accumulation; and

•              Enable the Company to remain competitive with our peer companies and the general market for key talent.

Long term incentives granted in 2011 were comprised approximately 55% by value in non-qualified stock options, 30% by value in performance cash and 15% by value in time-based restricted stock units as shown below. Target opportunity and grant date fair value amounts are shown in the “Grants of Plan Based Awards” table on page 41.

.

Stock Options:    The stock options vest in equal installments on the first three anniversaries of the date of the grant and expire ten years from date of grant. The exercise price of stock options is equal to the closing price of Cytec common stock on the date of the grant. The Committee believes that grants of stock options closely align executives’ interests with those of our stockholders because the stock options have value only if the price of the Cytec common stock increases. The Committee determined the number of stock options based on the total LTI value percentage and in accordance with an estimated planning fair value of each option calculated for planning purposes using a binomial-lattice option valuation model and the closing price of Cytec common stock 15 days prior to the Committee’s January meeting.

Restricted Stock Units: The time-based RSUs will vest 100% after three years and are payable in shares of Cytec common stock. The Committee believes that time-based RSUs strengthen commitment, motivation and retention during periods of unpredictable fluctuations in the stock market and general economy and also aligns executive officer’s interests with stockholders. The Committee determined the number of RSUs based on the total LTI value percentage and the closing price used for planning purposes of Cytec common stock on NYSE 15 days before the Committee’s January meeting.

Performance Cash Plan: The performance cash component of the long-term incentive award granted in 2011 for the three-year performance period ending 2013 is based 30% on achievement of target adjusted EPS, 40% on achievement of target ROIC, and 30% achievement of relative Total Stockholder Return (TSR) against Cytec’s stated Peer Companies. The Committee believes that three years is an appropriate period of time over which to provide our executive officers incentives to improve the medium term performance of the Company.

The target for adjusted EPS for the performance period ending 2013 was set at the amount that represents 10% compounded annual growth in adjusted EPS for 2010 year-end, over the next three years. ROIC measures the economic returns on invested capital, linking the executive to stockholder value creation. The target for ROIC for the period ending 2013 was determined by the Committee based on the 2011 budgeted ROIC, compounded over two years, taking into account projected EPS growth and projected 2013 after tax earnings and a two-year average debt plus equity. The threshold and maximum payout goals for the adjusted EPS and ROIC components of the performance plan were set at 4% and 14% growth, respectively. Payout ranges from 50% for threshold target achievement for both the adjusted EPS and ROIC measure to 200% for maximum goal achievement.

The TSR component of the 2013 performance cash plan, granted in 2011 is measured as an average of each annual TSR ranking over the three year award period and compared against Cytec’s stated Peer Group. The stated Peer Group used for relative measures in our 2013 performance cash plan may be re-stated over the three-year period as is necessary due to acquisition, bankruptcy, tender offer or other similar situation of any of the companies in the Peer Group. Payout for the TSR measure ranges from 30% for threshold target achievement of above 4th quartile to 200% for first quartile achievement of performance against peers. There will be no payout for fourth quartile performance against peers.

The Committee believes that achievement of the goals set for the 2013 performance cash plan is consistent with stockholder interests and the Committee’s fundamental belief that companies with increasing EPS and increasing ROIC will have an appreciating stock price and the relative TSR measure will contribute to stockholder alignment, reduce overall award volatility and recognize Company performance relative to peer companies. The payout for the performance cash component of the long-term incentive award can range from 0 to 200% of target.

		2013 Performance Cash Plan
		% Growth
Metric	Weight	Minimum% Growth (for 50% Payout)	Target % Growth (for 100% Payout)	Stretch % Growth (for 200% Payout)
Adjusted EPS	30%	4%	10%	14%
ROIC	40%	4%	10%	14%

		Ranking
		Threshold Goal (for 30% Payout)	Target Goal (for 100% Payout)	Stretch Goal (for 200% Payout)
Relative TSR	30%	Above 25th Percentile	Median	Above 75th Percentile

2011 Pay and Performance Results

Each Named Executive Officer is a member of the Company’s executive team. The Committee expects each executive officer to contribute to the Company’s overall success as a member of the executive team rather than focus solely on specific objectives within the officers’ area of responsibility.

Executive Officer Team Performance Highlights in 2011

•               Completed the sale and divestiture of our Building Block Chemicals business in line with our portfolio realignment objectives.

•               Exceeded our environmental OSHA recordable goals and other health and wellness objectives.

•               Realized cost savings of approximately $6.5 million through the completion of the first phase of our Share Services Organization implementation and have implemented the use of Six Sigma and Lean manufacturing at our key manufacturing sites for continuous improvement.

Annual Incentive Performance Results

As a result of our solid performance against the annual incentive plan target goals set by the Committee in the beginning of the 2011 performance year, we achieved higher than target results for 2011.

Our 2011 adjusted EPS of $3.66 was above our par target of $3.38, resulting in a payout of 129.4% for the adjusted EPS component of the plan, weighted at 50% for Corporate Officers. The Company’s average net working capital level in the fourth quarter of 2011 was 7 days over the targeted level for 2011, resulting in a maximum payout of 200% weighted at 20% for the net working capital component, for an overall achieved payout of 104.7% on the financial components of the 2011 annual incentive plan.

The Committee determined that the executive officers achieved the pre-established corporate non-financial objectives at an overall achievement score of 123%, weighted at 30% for a total payout of 36.9% on the non-financial component of the annual incentive plan, resulting in an overall payout of 142% on the 2011 corporate annual incentive plan for both the financial and non-financial goals, as illustrated below:

Performance Metric	Target Goal	Goal Achievement	Achievement +/- from Target	Achieved Payout %		Plan Weighting Factor		Weighted Achievement Payout Factor (% of Target)
Adjusted EPS	$3.38	$3.66	+0.28	129.4%	x	50%	=	64.7%
Net Working Capital	73 days	66 days	+7 days	200%	x	20%	=	40%
Corp. Non-financial Goals	100	123	+23	123%	x	30%	=	36.9%

								141.6%

The 2011 annual incentive plan for the Business Unit President, Cytec Specialty Chemicals, was calculated based on Corporate adjusted EPS target achievement weighted at 10%, business unit EBIT target achievement weighted at 40%, net working capital weighted at 20% and corporate and business unit non-financial objectives weighted at 10% and 30%, respectively. Mr. Aranzana’s achieved annual incentive payout percent of target for 2011 performance was 128%, based on Cytec Specialty Chemicals business unit annual incentive targets as illustrated below:

Performance Metric	Target Goal	Goal Achievement	Achievement +/- from Target	Achieved Payout %		Plan Weighting Factor		Weighted Achievement Payout Factor (% of Target)
Adjusted EPS	$3.38	$3.66	+0.28	129.4%	x	10%	=	12.9%
Business Unit EBIT	$174.8	$169.6	-$5.2	94.1%	x	40%	=	37.6%
Net Working Capital	73 days	66 days	+7 days	200%	x	20%	=	40%
Corp. Non-financial Goals	100	123	+23	123%	x	10%	=	12.3%
Business Non-financial Goals	100	124	+24	124%	x	20%	=	24.8%

								127.6%

The Committee has the discretion to negatively adjust the payouts on the financial targets under the annual incentive plan as it deems appropriate. The Committee did not use its discretion to adjust the achievement of the adjusted EPS, net working capital or non-financial goals in determining the 2011 annual incentive amount payable.

The annual incentive amounts for the 2011 performance period paid to the Named Executive Officers, consistent with these determinations are set forth in the Summary Compensation Table. The Committee approved the annual incentives paid to all executive officers other than the CEO and the independent directors of the Board approved the annual incentive paid to the CEO.

Long Term Performance Cash Plan Results

In January, 2009, the Compensation Committee, in light of the global recession and the expectation of reduced full year 2008 earnings, approved a change in the prior performance cash goal setting practice. For the 2011 performance plan, the adjusted EPS targets were set using 2009 budgeted EPS compounded at 10%, 15% and 20% over two years to derive the 50%, target and 200% achievement levels. This differed from the historical practice of using the prior year actual EPS compounded at 4%, 10% and 14% over three years but was thought to provide better target setting. The ROIC performance targets were determined by using operating earnings assumptions underlying the EPS assumptions above and adjusting for estimated changes in working capital and forecasting capital spending over the three year period. These targets were thought to be aggressive and achievable at the time they were set.

We experienced strong performance against the performance cash plan goals set by the Committee in January, 2009 for the three year performance period ending December 31, 2011, achieving higher than target results. At the end of the three-year performance period 2009-2011, the Committee met to review actual ROIC and adjusted EPS against the targets to determine the payout of the 2011 performance cash plan.

As discussed above, our adjusted EPS for 2011 of $3.66 was above the par target of $3.37, resulting in a target payout of 196. 7% for the adjusted EPS component of the plan, weighted at 50% and our 2011 ROIC achievement of 7.1% was above the target level for maximum payout of 200%, weighted at 50%, for an overall achieved payout of 198% on the 2011 performance cash plan as illustrated below:

Metric	Target Goal	Goal Achievement	Achievement +/- from Target	Achieved Payout %		Plan Weighting Factor		Weighted Achievement Payout Factor (% of Target)
Adjusted EPS	$3.37	$3.66	+0.29	196.7%	x	50%	=	98.3%
ROIC	6.1%	7.1%	+0.7%	200%	x	50%	=	100%

								198.3%

The performance cash plan amounts for the 2011 performance period paid to the Named Executive Officers, consistent with these determinations are set forth in the Summary Compensation Table. The Committee approved the performance cash incentives paid to all executive officers other than the CEO and the independent directors of the Board approved the annual incentive paid to the CEO.

IV. Executive Compensation Program Policies

Stock Ownership Requirements

We require our executive officers to attain and hold an ownership stake in our Company that is a specified multiple of his or her salary. The ownership requirements, expressed as a multiple of the annual base salary, are provided below:

Position	Current Guideline
Chief Executive Officer	6 x base salary
Chief Financial Officer	4 x base salary
Other Executive Officers	2.5 x base salary

Achievement of the required stock ownership is expected within five years of election to a position requiring an increase in target ownership. Stock ownership is determined net of any shares with respect to which the economic risk of ownership has been hedged. We include deferred stock awards, unvested time restricted stock, and 1/3 of time restricted stock units for each full year following the grant date, as shares owned but do not include options, SARs or other unvested time restricted stock units or performance stock as shares owned.

The policy requires all executive officers not meeting their ownership guidelines to hold 100% of net shares from performance or time-based restricted stock payouts or stock option exercises until ownership requirements have been satisfied. The policy includes an automatic deferral of unvested performance and time restricted stock or units until ownership requirements have been satisfied.

As of January 31, 2012, all of our executive officers have met the Company’s stock ownership guidelines, except for three of the Officers that have not yet been in their position for five years. None of the officers have hedged their position in Company stock.

Risk Assessment

The Committee discussed and analyzed risks associated with the Company’s compensation policies and practices for executive officers and all employees generally including, but not limited to, encouraging excessive risk, eligibility, effects on retention, balance of objectives, alignment with stockholders, affordability, possible unintended consequences and governance. The Committee also discussed this risk assessment with their independent consultant and did not identify any risks arising from these policies or practices that would likely have a material adverse effect on the Company.

Timing of Awards

The Committee generally grants LTIs to executive officers only on the date of the first meeting of the Committee each year, although the Committee may from time-to-time also grant LTIs on the date an executive officer is hired or promoted. The first meeting of the Committee each year is typically held the day before the Company’s earnings for the preceding year are released. LTIs granted to the CEO are subject to ratification by the independent directors of the Board.

Insider Trading Policy

Our securities trading policy prohibits our directors, executives and other employees from purchasing (except for the exercise of previously granted options) or selling any Cytec security or any interest in Cytec security except during open window trading periods. The policy also prohibits buying or selling put or call options on any Cytec Securities, “selling short” any Cytec securities or any hedging against a decline in the price of Cytec Securities. This policy is designed to ensure compliance with relevant SEC regulations, including insider trading rules.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to Named Executive Officers (excluding the Chief Financial Officer) if certain conditions are not satisfied. Cytec prefers, to the extent practicable, to preserve deductibility of compensation paid to its Named Executive Officers while maintaining compensation programs that effectively attract, motivate and retain exceptional executives in a highly competitive environment.

The Company has designed its annual and long-term cash incentive and stock option awards to enable full deductibility of the payouts based on financial measures. The plans under which these awards are made have been approved by the stockholders and provide for awards that are eligible for deductibility as performance-based compensation. The Committee may use its discretion to set actual compensation below the maximum amount calculated against the relevant performance criteria. The Committee intended that the financial portion of the 2011 annual incentive and the 2013 performance cash incentive granted in 2011 to the Named Executive Officers would be deductible as performance-based compensation for federal income tax purposes.

While we view preserving tax deductibility as an important objective, we believe the primary purpose of our compensation program is to support our strategy and the long-term interests of our shareowners. In specific instances we have and in the future may authorize compensation arrangements that are not fully tax deductible but which promote other important objectives of our executive compensation program. Base salary, time-based restricted stock units, and non-financial elements of our executive compensation program generally do not qualify as “performance-based compensation” under IRC Section 162(m). The Company incurred a tax liability of approximately $800,000 on non-deductible compensation paid on our 2011 performance cash plan which was granted in 2009 prior to our change in policy to enable full deductibility of all financial performance plans.

Recoupment of Compensation

The Committee has established a “claw-back” or recoupment policy, effective January 1, 2010, applicable to annual incentive compensation, performance awards, restricted stock or units and stock options granted after January 1, 2010. The policy allows the Board of Directors, if financial statements or any performance plan metric were required to be restated as a result of errors, omissions, or fraud, to recover from an executive officer (i) any portion of annual incentive or performance award payments that would not have been made based on the restated financial statements or performance plan metric, and (ii) any restricted stock or units or any gain realized on the exercise of stock options during the period starting with the date on which the inaccurate financial statements or performance plan metric are published.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

This Committee has reviewed and discussed with the management of Cytec the CD&A section. Based on this review and the Committee’s discussions with management, this Committee recommended to the Board of Directors that the CD&A be included in Cytec’s proxy statement for Cytec’s 2012 Annual Stockholder Meeting.

This Committee believes that the compensation program established for Cytec and described in the CD&A is strongly performance-driven and has contributed to retaining and motivating highly qualified executive leadership.

Compensation and Management Development Committee

A.G. Fernandes, Chair            L.L. Hoynes, Jr.            T.W. Rabaut            J.R. Satrum

February 21, 2012

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Stock Awards ($) (e)		Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)

S.D. Fleming Chairman, President and Chief Executive Officer	2011 2010 2009	$ $ $	840,480 812,000 800,000	$ $ $	388,338 349,061 0	$ $ $	1,292,085 1,370,262 859,000	$ $ $	3,371,482 1,428,000 480,000	$ $ $	121,781 105,639 53,383	$ $ $	368,432 145,665 617,968	$ $ $	6,382,598 4,104,988 2,756,968

D.M. Drillock Vice President and Chief Financial Officer	2011 2010 2009	$ $ $	426,420 409,000 400,000	$ $ $	136,140 123,521 0	$ $ $	439,784 465,789 332,433	$ $ $	1,215,861 468,650 144,000	$ $ $	158,473 139,999 72,336	$ $ $	89,457 74,640 68,525	$ $ $	2,466,135 1,541,600 944,958

F. Aranzana President, Cytec Specialty Chemicals(1)	2011 2010 2009	$ $ $	491,451 445,425 454,025	$ $ $	97,831 91,306 0	$ $ $	317,366 324,426 201,865	$ $ $	821,180 438,845 192,960	$ $ $	86,782 85,825 148,613	$ $ $	234,585 151,842 183,086	$ $ $	2,049,195 1,537,669 1,180,549

R. Smith Vice President, General Counsel and Secretary	2011 2010 2009	$ $ $	374,791 361,656 355,000	$ $ $	94,793 85,931 0	$ $ $	308,284 322,758 223,340	$ $ $	844,023 382,069 117,150	$ $ $	58,621 55,212 23,668	$ $ $	81,435 54,462 47,961	$ $ $	1,761,947 1,206,876 743,451

W. Avrin Vice President, Corporate &Business Development	2011 2010 2009	$ $ $	375,021 321,300 315,000	$ $ $	85,731 80,555 0	$ $ $	272,019 293,985 207,878	$ $ $	814,518 309,251 94,500	$ $ $	176,235 159,014 85,248	$ $ $	76,814 61,378 59,285	$ $ $	1,800,338 1,225,483 761,911

(1)	All amounts reported for Mr. Aranzana were paid in euros and converted to U.S. dollars based on exchange rates of US$1.3982, US$1.3210, and US$1.3970 per euro for the 2011, 2010, and 2009 amounts, respectively.

The amounts reported in column (c) of the Summary Compensation Table represent the base salary of each of the Named Executive Officers during the periods reported prior to any deferrals of income by such executive officers under the terms of our existing retirement plans.

The amounts reported in column (e) of the Summary Compensation Table represent the fair market value of the restricted stock units on the date of grant.

The amounts reported in column (f) of the Summary Compensation Table represent the fair market value of the options on the date of grant. The fair value of each option is estimated using a binomial-lattice option valuation model. The assumptions made in this valuation are incorporated by the reference from footnote 4 to our Consolidated Financial Statements for each year ending December 31.

The amounts reported in column (g) for 2011 represent amounts paid with respect to 2011 under our annual incentive plan and our performance awards granted in 2009. The amounts reported in column (g) for 2009 and 2010 represent amounts paid under our annual incentive plan only. Performance conditions precedent to payment of the performance award granted in 2007 payable with respect to 2009 were not met so there was no payment. Performance conditions precedent to payment of the performance award granted in 2008 payable with respect to 2010 were met in part, but because this award was payable in stock rather than in cash, the value of the award was reported when granted in 2008. All amounts reported under column (g) are prior to any income deferrals for each of the periods reported.

Our 2011 annual incentive plan is generally described under the heading “2011 Pay Performance Results—Annual Incentive Performance Results” above and the 2011 (granted 2009) long-term performance cash plan is generally described under the heading “2011 Pay Performance Results-2011 Long Term

Performance Cash Plan Results”. The annual incentive target amounts for 2011 are shown in the “Grants of Plan-Based Awards” table below. The long term performance cash target amounts (granted in 2009) for the performance period ending 12/31/2011, comprising approximately 60% of the long term incentives granted in 2009, are shown in the table below. The amounts paid to the Named Executive Officer’s under each of these performance plans for the performance periods ending December 31, 2011 are:

Executive Officer	2011 Annual Incentive Plan Earnings	2009-2011 Performance Cash Plan Target	2009-2011 Performance Cash Plan Earnings	Total 2011 Non- Equity Performance Compensation
S.D. Fleming	$1,193,482	$1,100,000	$2,178,000	$3,371,482
D.M. Drillock	$423,861	$400,000	$792,000	$1,215,861
F. Aranzana	$345,980	$240,000	$475,200	$821,180
R. Smith	$319,323	$265,000	$524,700	$844,023
W.N. Avrin	$319,518	$250,000	$495,000	$814,518

The amounts reported in column (h) of the Summary Compensation Table represent the aggregate change in the actuarial present value of each Named Executive Officer’s accumulated benefit under all of our defined benefit plans during the periods reported, including results of changes in actuarial assumptions. The actuarial present value of each Named Executive Officer’s accumulated benefit under each of our defined benefit plans at December 31, 2010, is set forth in the Pension Benefits table below. The amounts reported for Mr. Aranzana are under the terms of the Company’s Belgium Group Insurance Cadre Plan.

The amounts reported for 2011 in column (i) of the Summary Compensation Table include matching contributions and transition benefits paid by the Company under the terms of our Savings Plan (as described below) and Supplemental Savings Plan (as described below the Non-Qualified Deferred Compensation table on page 46) with respect to deferrals by the U.S. executive officers in 2011 as follows:

Name	Matching Contributions	Transition Benefits	Profit Sharing Contributions	Total
S.D. Fleming	$49,720	$51,569	$27,898	$129,187
D.M. Drillock	$33,180	$36,150	$17,593	$86,923
R. Smith	$27,784	$31,118	$21,848	$80,750
W.N. Avrin	$24,853	$33,744	$16,562	$75,159

Savings Plan:    The Savings Plan provides for Company profit sharing contributions of 3% of annual pay, additional matching contributions of up to 6% of annual pay. The plan also provides for a ten-year transition benefit ranging from 1% to 10% of an employee’s annual pay per year for all participants in the Savings Plan with more than 10 years of service on the Frozen Date of the Salaried Plan (described under the Pension Benefits table on page 44) other than any employee who has been elected as a full member of the ESERP and has reached age 60. The transition benefit is intended to compensate long service employees for a limited period for the loss of the accrual of future benefits under the Salaried Plan. We believe that the Savings Plan is competitive with the retirement plans offered by other companies.

The amounts reported for 2011 in column (i) of the Summary Compensation Table include Company contributions paid on behalf of Mr. Aranzana under the terms of the Company’s Belgium Group Insurance Cadres Plan.

Name	Company Contributions
F. Aranzana	$36,212

The amounts reported in column (i) also include the values of perquisites and personal benefits provided to each Named Executive Officer who received more than $10,000 in perquisites and personal benefits in 2011 as follows: Mr. Fleming ($239,245), and Mr. Aranzana ($198,373). Mr. Fleming’s perquisites and personal benefits include 2009 Belgium income taxes paid by the Company to the Belgian Tax Authority in relation to his expatriate assignment ending in July, 2008 and related tax gross-ups ($226,885), and foreign tax preparation and filing/financial counseling/domestic tax preparation fees ($11,280). Mr. Aranzana’s perquisites and personal benefits in connection with his assignment in Belgium include tax preparation ($12,039), tax equalization ($7,578), international schooling fees ($86,688) for his minor dependents, and family travel assistance ($36,961) paid in accordance with our international medical emergency program. The amounts reported for Mr. Fleming and Mr. Aranzana were determined in accordance with our international mobility policy described below and which are generally applicable to all employees relocated across international borders. As is reasonable and customary in Belgium, other perquisites and personal benefits for Mr. Aranzana include a reimbursement of small business expenses ($4,782), meal allowance ($1,340), company car and fuel ($30,107) liability insurance ($685), and vacation pay ($18,193).

Relocation and Expatriation Packages:    We have an international mobility policy, which includes programs, procedures and processes for long-term assignments, short-term or limited duration assignments and permanent relocation. These policies cover the various aspects of moving, compensation and reimbursement methods and are designed to strike a balance between the costs in the employee’s home country and costs of the new location. For the duration of the assignment, the relocated employee continues to follow as much as possible the home location compensation rules and benefit schedules. This approach facilitates the reintegration process at the conclusion of the assignment. We compare compensation and living expenses to norms and make adjustments or allowances for such factors as sale of home, differences in housing and living costs and differing tax structures.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards							All other Stock Awards: Number of Shares of Stock or Units (#) (i)	All other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)		Target ($) (d)			Maximum ($) (e)
S. Fleming	1/26/2011		$0		$840,480	*		$1,680,960
	1/26/2011		$0		$775,000	**		$1,550,000
	1/26/2011									62,030	$51.49	$1,292,085
	1/26/2011								7,542		$51.49	$388,338

D. Drillock	1/26/2011		$0		$298,494	*		$596,988
	1/26/2011		$0		$265,000	**		$530,000
	1/26/2011									21,113	$51.49	$439,784
	1/26/2011								2,644		$51.49	$136,140

F. Aranzana	1/26/2011		$0		$270,297	*		$540,594
	1/26/2011		$0		$175,000	**		$350,000
	1/26/2011									15,236	$51.49	$317,366
	1/26/2011								1,900		$51.49	$97,831

R. Smith	1/26/2011		$0		$224,875	*		$449,750
	1/26/2011		$0		$175,000	**		$350,000
	1/26/2011									14,800	$51.49	$308,284
	1/26/2011								1,841		$51.49	$94,793

W. Arvin	1/26/2011 1/26/2011	$ $	0 0	$ $	225,013 160,000	* **	$ $	450,026 320,000
	1/26/2011		$0							13,059	$51.49	$272,019
	1/26/2011								1,665		$51.49	$85,731

*	Target amount for annual incentive award for the 2011 performance period. Plan amounts granted to Mr. Aranzana were based in euros and converted based on an exchange rate of US $1.3982 per euro.

**	Target amount for performance cash award for the 2013 performance period.

At its January 26, 2011, meeting, the Committee finalized annual incentive targets for the performance period ending in 2011 and granted LTIs to each of the Named Executive Officers consisting of stock options, time-based restricted stock units and a performance award payable in cash for the performance period ending 2013.

The target amounts for annual incentive awards for the 2011 performance period are set forth in column (d) of the table above. The actual amounts paid for the 2011 performance year with respect to these awards are set forth in column (g) of the Summary Compensation and Other Compensation Table.

The aggregate fair value of the stock options granted to each of the Named Executive Officers determined as of the date of grant is set forth in column (l) above. The fair value of each option is estimated using a binomial-lattice option valuation model. The assumptions made in this valuation are incorporated by the reference from footnote 4 to our Consolidated Financial Statements for the year ended December 31, 2011.

The performance awards and the stock options were granted under the provisions of our 1993 Stock Award and Incentive Plan (the “1993 Plan”).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name (a)	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercis- able(2) (c)	Option Exercise Price ($) (e)	Option Expira- tion Date (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
S.D. Fleming	0	62,030	$51.4900	1/25/2021	7,542	$336,750
	27,383	54,767	$37.5900	1/26/2020	9,286	$414,620
	66,666	33,334	$22.4500	1/27/2019
	11,250	0	$55.1000	6/26/2018
	25,000	0	$52.4800	1/28/2018
	20,000	0	$58.2200	1/30/2017
	22,000	0	$49.4900	2/7/2016
	15,000	0	$47.5900	1/18/2015

D.M. Drillock	0	21,113	$51.4900	1/25/2021	2,644	$118,055
	9,308	18,617	$37.5900	1/26/2020	3,286	$146,720
	0	12,900	$22.4500	1/27/2019
	25,000	0	$52.4800	1/28/2018
	10,000	0	$58.8000	5/29/2017
	10,000	0	$58.2200	1/30/2017
	12,000	0	$49.4900	2/7/2016
	15,000	0	$47.5900	1/18/2015
	15,000	0	$37.1100	1/20/2014

F. Aranzana	0	15,236	$51.4900	1/25/2021	1,900	$84,835
	6,483	12,967	$37.5900	1/26/2020	2,429	$108,455
	15,666	7,834	$22.4500	1/27/2019
	9,000	0	$52.4800	1/28/2018
	7,000	0	$58.2200	1/30/2017
	5,000	0	$49.4900	2/7/2016

R. Smith	0	14,800	$51.4900	1/25/2021	1,841	$82,201
	6,450	12,900	$37.5900	1/26/2020	2,286	$102,070
	17,333	8,667	$22.4500	1/27/2019
	18,250	0	$52.4800	1/28/2018
	13,500	0	$58.2200	1/30/2017
	15,000	0	$49.4900	2/7/2016
	15,000	0	$47.5900	1/18/2015
	20,000	0	$37.1100	1/20/2014
	20,000	0	$26.7000	1/19/2013

W. N. Avrin	0	13,059	$51.4900	1/25/2021	1,665	$74,342
	5,875	11,750	$37.5900	1/26/2020	2,143	$95,685
	16,133	8,067	$22.4500	1/27/2019
	18,250	0	$52,4800	1/28/2018
	13,500	0	$58.2200	1/30/2017
	15,000	0	$49.4900	2/7/2016
	20,000	0	$47.5900	1/18/2015
	20,000	0	$37.1100	1/20/2014
	28,000	0	$26.7000	1/19/2013

(1)	All exercisable options are fully vested.

(2)	The options shown in this column have the following vesting dates: (a) the options with an exercise price of $22.45 vested on January 28, 2012; (b) one-half of the options with an exercise price of $37.59 vested on January 27, 2012, and the other half will vest on January 27, 2013; (c) one-third of the options with an exercise price of $51.49 vested on January 26, 2012, one-third will vest on January 26, 2013, and the final third will vest on January 26, 2014.

All of the securities reported for Messrs. Fleming, Drillock, Smith, and Avrin in columns (b) and (c) of the Outstanding Equity Awards table represent stock options with the exception of the securities expiring from January 1, 2016, through December 31, 2018, which are stock-settled SARs. The securities reported for Mr. Aranzana in columns (b) and (c) represent stock options with the exception of the securities expiring on February 7, 2016, which are stock-settled SARs. The unvested equity awards reported in column (i) represent restricted stock units that had not vested as of December 31, 2011. The value of the unvested equity incentive awards set forth in column (j) above was determined using the closing price of Cytec common stock, $44.65, on December 30, 2011, the last trading day of the year.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes stock option exercises for the Named Executive Officers during 2011.

	Option Awards		Stock Award
Name (a)	Number of Shares Acquired on Exercise(1) (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(2) (#) (d)	Value Realized on Vesting ($) (e)
S.D. Fleming	0	$0	3,055	$157,286
D.M. Drillock	44,000	$1,418,902	2,041	$105,091
F. Aranzana	0	$0	418	$21,507
R. Smith	20,000	$402,319	1,380	$71,048
W. N. Avrin	28,000	$734,611	1,361	$70,078

(1)	Options exercised by Messrs. Avrin and Smith were granted on January 21, 2002 at an exercise price of $24.00 and Options exercised by Mr. Drillock include options granted on January 20, 2003 and January28, 2009 at an exercise price of $26.70 and $22.45, respectively.

(2)	Includes dividends earned on vested shares and deferred for Messrs. Fleming, Aranzana and Smith.

Columns (b) and (c) in the Option Exercises and Stock Vested table set forth the number of options exercised during 2011 by each of the Named Executive Officers and the pre-tax value realized on exercise. Column (d) of the table sets forth the number of shares of performance stock that vested during 2011 (or would have vested if they had not been voided in return for a Deferred Stock Award) in the name of each Named Executive Officer. All of the shares that vested were for Performance Stock Awards granted in January 2008 for the 2010 performance year. The performance condition for 2010 was satisfied at 35.7% of par. Each of Messrs. Fleming, Aranzana and Smith elected to defer receipt of his performance stock and instead received a Deferred Stock Award of similar amount. Dividends are not paid on performance stock prior to the time it vests but the withheld dividends are paid if and when any shares vest.

PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)
S.D. Fleming	Past Service Plan	11	$117,474
	Salaried Plan	18	$440,422
	Supplemental Plan	18	$196,152

D.M. Drillock	Past Service Plan	15	$238,077
	Salaried Plan	18	$548,818
	Supplemental Plan	18	$246,405

F. Aranzana	Group Insurance Cadre Plan	12	$635,305

R. Smith	Salaried Plan	18	$257,131
	Supplemental Plan	18	$79,324

W.N. Avrin	Past Service Plan	16	$332,028
	Salaried Plan	18	$539,568
	Supplemental Plan	18	$360,095

The table above shows the present value of the accumulated benefits at December 31, 2011, for each of the Named Executive Officers under our defined benefit retirement plans. The table assumes that each Named Executive Officer (U.S.) retires at the earliest age at which he is entitled to retire without any reduction in benefits for retiring before the normal retirement age of 65 for all the plans and uses the actual date, December 31, 2011. Under the terms of the Past Service Plan, the Salaried Plan and the Supplemental Plan, participants whose age plus years of service is at least 65 may retire at age 62 without any reduction in benefits for their early retirement. All of the Named Executive Officers (U.S.) met this condition at December 31, 2011. All of the plans are described below. None of the Named Executive Officers have received any credits under any of the retirement plans for years not actually worked at Cytec or a prior parent company. The valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit are incorporated by reference from footnote 13 to our Consolidated Financial Statements for the year ended December 31, 2011.

Also under the terms of the Past Service Plan, the Salaried Plan and the Supplemental Plan, participants whose age plus years of service is at least 65, may retire as early as age 55 with reduced benefits. Because the reduction in benefits is less than actuarially required, the present value of the accumulated benefits under these plans as shown in column (d) of the Pension Benefits table is less than the present value of the accumulated benefit to each of the Named Executive Officers. The present value of each Named Executive Officer’s accumulated retirement benefits assuming he had retired on December 31, 2010, is shown in column (b) of the Potential Payments Upon Termination or Change in Control table on page 48.

Past Service Plan:    This plan is a qualified plan that provides an annual defined pension benefit upon retirement for all Cytec employees who transferred from American Cyanamid Company (“Cyanamid”) in connection with the spin-off of Cytec from Cyanamid relating to their years of service recognized by Cyanamid. The benefit in general is equal to 1.67% of an employee’s final average pay at Cyanamid multiplied by their years of service at Cyanamid less a social security offset. Benefits under this plan are subject to reduction for early retirement and are also subject to applicable limitations under IRS regulations.

The Salaried Plan:    This plan is a qualified plan that provides all U.S. salaried and nonbargained hourly employees an annual defined pension benefit upon retirement which is made up of the sum of two components: (i) a benefit which, in general, is equal to 1.33% of the employee’s base salary plus actual annual bonus (up to one-third of base salary) for each year of service at Cytec before January 1, 2008, plus (ii) a roll-up benefit based on credited service recognized by Cyanamid. The roll-up benefit was instituted to partly compensate employees for lower pension accruals at Cytec compared to those they would have received if they had remained at Cyanamid and, in general, is equal to 1.67% of the retiree’s average base salary plus actual annual bonus (up to one-third of base salary) during the highest five of the last ten years of service from 1994 through 2003 times the number of years of service at Cyanamid, less amounts payable under the Past Service Plan and subject to certain adjustments including a social security offset. Benefits under this plan are subject to reduction for early retirement and are also subject to applicable limitations under IRS regulations.

Supplemental Plan: Under Section 401(a)(17) of the Internal Revenue Code, a qualified plan may not include a pension benefit on any individual’s earnings in excess of an annual amount as specified from time-to-time, currently $245,000 per year. This plan is a non-qualified plan for all employees whose earnings in any year exceeded the 401(a)(17) limit that provides a benefit equal to the benefits that would be payable under the Past Service Plan and the Salaried Plan without regard to the limitations under Section 401(a)(17) and Section 415 of the Internal Revenue Code less any amounts payable to the executive officer under the Past Service Plan, the Salaried Plan and the Excess Plan.

We froze the Salaried Plan effective December 31, 2007 (the “Frozen Date”). As a result, no further benefits will accrue after the Frozen Date under any of the Past Service Plan, the Salaried Plan, or the Supplemental Plan, although all employees including the Named Executive Officers will continue to be credited with service for purposes of early retirement and certain other benefits. The value for each of the Named Executive Officers of these plans is set forth in the Pension Benefits table on page 44. Commencing January 1, 2008, we offered non-bargaining employees participation in the Savings Plan in place of the Salaried Plan as described more fully below. We believed that the change from a defined benefit plan to a defined contribution plan would help reduce the volatility of our earnings as pension liabilities are subject to large swings with changes in the discount rate, return on asset rate and other assumptions.

ESERP:    This plan is applicable only to persons who were elected as an executive officer before April 1, 2007. The benefits payable under this non-qualified plan are calculated in the same manner as the benefits payable under the Salaried Plan except that (i) no IRS limitations on the annual salary covered or annual benefits payable apply, (ii) benefits are calculated on annual salary and target bonus rather than annual salary and actual bonus up to 1/3 of annual salary, (iii) the roll-up benefit in the Salaried Plan is also calculated using target bonus rather than actual bonus up to 1/3 of annual salary, (iv) there is no reduction for commencing benefits at age 60, or as early as age 55 with the approval of the Compensation Committee or after a change in control, and (v) members are credited with up to five additional years of service through age 65 at their final annual salary and target bonus. The benefits payable under this plan are offset by benefits payable under the Past Service Plan, the Salaried Plan, the Excess Plan and the Supplemental Plan. Benefits under this plan are available only to eligible employees who have been elected as members of the Plan by the Compensation Committee, except that all eligible executive officers are entitled to certain death and disability benefits. In the event of a change in control of Cytec, all persons elected as executive officers prior to April 1, 2007, will automatically be elected as full members of this Plan. This plan was intended to provide equivalent benefits as were or would have been available to executive officers under the Cyanamid Executive Retirement Plan and to encourage the transition of executive management at an earlier age by providing a benefit equal to up to five years of retirement income credits under our other defined benefit pension plans.

Group Insurance Cadres Plan:    This plan, which is available to Belgium employees only, is payable at age 65 and provides participants a retirement benefit calculated approximately as the average of the five last annual salaries limited to $59,477 times 2.83 plus the portion of the average of those salaries in excess of $59,477 times 10.52, the sum of which is multiplied by a percentage calculated as the number of seniority years (defined as the number of years from date of hire to age 65) divided by 40. Employees contribute to the fund an amount equal to 0.5% of annual gross salary limited to $59,477 plus 4% of the portion of annual gross salary in excess of $59,477, the remaining portion of the benefit is paid by a subsidiary of the Company. This plan includes provisions for early retirement, disability or death. The dollar values in this paragraph are based on an exchange rate of $1.3982 per euro.

AXA Supplemental Pension Plan:    Benefits under the AXA Supplemental Pension Plan are offered to Belgium employees above a specific salary grade level and are payable at age 65. The Plan is funded by employee deferral of a determined percentage of annual incentive payouts, specific to salary grade level and subject to minimum/maximum limitations. The plan guarantees a fixed rate of return of 3.25% as well as a profit sharing interest of 0.25% on the contributions. The Company pays the insurance tax and the social security charges related to the contribution. Mr. Aranzana is the only executive officer who participates in this plan. This plan was discontinued on December 31, 2009.

Allianz Supplemental Pension Plan:    Benefits under the Allianz Supplemental Pension Plan are offered to employees on the Belgian payroll only above a specific salary grade and are payable at the age of 65. The Plan is funded by employee deferral of a determined percentage of annual incentive payouts, specific to a salary grade level. The plan guarantees a fixed rate of return of 3.25% plus profit sharing interest. The Company pays all relevant taxes and social security charges related to the contribution. Mr. Aranzana is the only executive officer who participates in this plan. This plan was instated on January 1, 2010, and replaces the AXA Supplemental Pension Plan.

NON-QUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Balance at Last FYE ($) (f)
S.D. Fleming
Supplemental Savings	$120,568	$94,887	($161,555)	$1,119,166
Deferred Stock	$1,320,454	$0	($382,100)	$2,336,763
D.M. Drillock
Supplemental Savings	$21,291	$52,623	($824)	$382,487
Deferred Stock	$0	$0	($110,401)	$627,431
F. Aranzana
Allianz Supplemental	$348,369	$0	$64,479	$1,077,921
Deferred Stock	$21,507	$0	($2,660)	$18,847
R. Smith
Supplemental Savings	$79,232	$46,450	($62,506)	$913,141
Deferred Stock	$71,048	$0	($132,504)	$765,359
W.N. Avrin
Supplemental Savings	$24,055	$40,859	($5,237)	$547,048

The amounts reported in column (b) consist of contributions by the U.S. Named Executive Officer to the supplemental savings plan which are included in the amounts reported in column (c) and (g) of the Summary Compensation table and 2010 performance stock earnings and dividends converted to deferred stock. The amounts reported in column (b) for Mr. Fleming includes $1,163,184 of his 2010 annual incentive plan earnings that were converted to deferred stock. The amounts reported in column (b) for Mr. Aranzana include contributions to the Allianz Supplemental Savings Plan. As a participant in this plan, Mr. Aranzana is required to contribute 75% of his annual incentive earnings to the Plan. Registrant Contributions reported in column (c) of the table above are matching contributions and transition benefits we paid for the benefit of the U.S. Named Executive Officers under the terms of the Supplemental Savings Plan. These plans are described below and all of these amounts are reflected in column (i) of the Summary Compensation Table.

Aggregate earnings during 2011 on non-qualified deferred compensation reported in column (d) of the table above were calculated by valuing each Named Executive Officer’s hypothetical investments in the Supplemental Savings Plan and his Deferred Stock Awards at December 31, 2011, less the value of his hypothetical investments and Deferred Stock Awards at December 31, 2010, less executive and registrant contributions during 2011. The negative aggregate earnings of the deferred stock is attributable to the change in stock price from $53.06 on December 31, 2010 to $44.65 on December 31, 2011.

Supplemental Savings Plan:    Benefits under the Savings Plan are limited by various IRS regulations on the salary covered and maximum annual contributions. We offer participation in a supplemental savings plan to all U.S. employees whose benefits under the Savings Plan are limited by IRS regulations. The Supplemental Savings Plan is designed to provide similar benefits to those available under the Savings Plan except that the maximum contribution is limited to 25% of a participant’s annual salary and bonus. Contributions to the Supplemental Savings Plan are held in trust for the benefit of the participants, though the trust fund would be subject to the claims of our creditors. We invest the funds held in trust in actual mutual funds that correspond with various hypothetical investment accounts selected by the participants. Accordingly, the investment returns earned by participants are supported by actual underlying investments made by us. The hypothetical investments available to participants are generally the same as the investment alternatives available under the Savings Plan.

AXA Supplemental Pension Plan:    Benefits under the AXA Supplemental Pension Plan are offered to Belgium employees above a specific salary grade level and are payable at age 65. The Plan is funded by employee deferral of a determined percentage of annual incentive payouts, specific to salary grade level and subject to minimum/maximum limitations. The plan guarantees a fixed rate of return of 3.25% as well as a profit sharing interest of 0.25% on the contributions. The Company pays the insurance tax and the social security charges related to the contribution. This plan was discontinued on December 31, 2009.

Allianz Supplemental Pension Plan:    Benefits under the Allianz Supplemental Pension Plan are offered to employees on the Belgian payroll only above a specific salary grade and are payable at the age of 65. The Plan is funded by employee deferral of a determined percentage of annual incentive payouts, specific to a salary grade level. The plan guarantees a fixed rate of return of 3.25% plus profit sharing interest. The Company pays all relevant taxes and social security charges related to the contribution. This plan was instated on January 1, 2010, and replaces the AXA Supplemental Pension Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL(1)

Name (a)	Voluntary or Termination by Company for “Cause” (b)	Resignation by Executive for “Good Reason”, Termination by Company without “Cause” (c)		Death (d)	Disability (e)	Change in Control (f)
S.D. Fleming
Cash Severance		$1,996,140				$5,988,420
Accelerated Vesting of LTIs				$2,586,356	$2,586,356	$4,778,023
Present Value of Retirement Benefits	$947,344	$947,344		$1,670,439	$3,340,878	$3,340,878
Benefits Continuation		$59,190				$59,190
280G Excise Tax Gross Up						$6,084,723

Total	$947,344	$3,002,674		$4,256,795	$5,927,234	$20,251,234

D. M. Drillock
Cash Severance		$777,150				$2,331,451
Accelerated Vesting of LTIs				$924,255	$924,255	$1,672,588
Present Value of Retirement Benefits	$1,298,225	$1,298,225		$1,288,730	$2,577,461	$2,577,461
Benefits Continuation		$39,226				$39,226
280G Excise Tax Gross Up						$2,321,500

Total	$1,298,225	$2,114,602		$2,212,985	$3,501,716	$8,942,226

F. Aranzana
Cash Severance		$2,782,717	(2)			$2,782,717
Accelerated Vesting of LTIs				$623,735	$623,735	$1,128,735
Present Value of Retirement Benefits	$605,814	$605,814				$605,814
Benefits Continuation

Total	$605,814	$3,388,531		$623,735	$623,735	$4,517,266

R. Smith
Cash Severance		$639,019				$1,917,056
Accelerated Vesting of LTIs				$629,411	$629,411	$1,127,745
Present Value of Retirement Benefits	$464,285	$464,285		$709,801	$1,419,602	$1,419,602
Benefits Continuation		$43,520				$43,520
280G Excise Tax Gross Up						$1,880,716

Total	$464,285	$1,146,823		$1,339,212	$2,049,013	$6,388,639

W. N. Avrin
Cash Severance		$632,268				$1,896,803
Accelerated Vesting of LTIs				$575,396	$575,396	$1,022,062
Present Value of Retirement Benefits	$1,484,691	$1,484,691		$1,387,132	$2,774,263	$2,774,263
Benefits Continuation		$31,292				$31,292
280G Excise Tax Gross Up						$1,898,517

Total	$1,484,691	$2,148,250		$1,962,527	$3,349,659	$7,622,937

(1)	The values in this table were calculated assuming that termination of the Named Executive Officers occurred on December 31, 2011.

(2)	Based on our estimate of Belgian statutory requirements.

On termination of employment of any of our U.S. employees, including any of the Named Executive Officers, for any reason, the employee is entitled to receive his unpaid base salary through the date of termination, compensation for any vacation days accrued in the year of his termination but not taken, his vested retirement benefits accrued under our retirement plans, any vested non-qualified deferred compensation account balances and to exercise his then exercisable options and SARs. These benefits are called the Basic Termination Benefits and the value of each executive officer’s non-qualified deferred compensation balance is set forth in column (e) of the

Non-Qualified Deferred Compensation table. The present value of an employee’s vested retirement benefits on the date of his termination depends on the reasons for his termination and is described further below.

If we terminate employment of a Named Executive Officer for Cause as defined in the Executive Income Continuity Plan, or if a Named Executive Officer terminates his employment voluntarily and without Good Reason as defined in the Executive Income Continuity Plan, the Named Executive Officer is entitled only to the Basic Termination Benefits. The present value of each Named Executive Officer’s accumulated retirement benefits in this circumstance is set forth in column (b) of the Potential Payment on Termination or Change in Control table.

If we terminate the employment of a Named Executive Officer without Cause or if a Named Executive Officer terminates his employment for “Good Reason,” the executive is entitled to receive the Basic Termination Benefits plus (i) severance of one year of base salary and the greater of his target annual incentive award calculated on his current base salary or the average percent payout on his target annual incentive during the two preceding years multiplied by his target annual incentive award, and (ii) continuation for two years of all employee benefit plans and programs other than retirement benefit plans and disability benefits. The amounts of these additional benefits for each of the Named Executive Officers are set forth in column (c) of the Potential Payments upon Termination or Change in Control table. These additional payments are payable under the terms of our Executive Income Continuity Plan. These additional amounts are not payable unless the Named Executive Officer waives all claims against us arising out of termination of his employment or for any period after the Named Executive Officer violates the term of his non-compete agreement with us.

In the event of the death of an executive officer, the estate of the Named Executive Officer would be entitled to receive his Basic Termination Benefits. In lieu of the Named Executive Officer receiving benefits under our retirement plans, the spouse of any Named Executive Officer would be entitled to receive a benefit under our retirement plans. For executive officers whose age plus years of service equals at least 65, the spouse’s benefit would be calculated as if the Named Executive Officer had been elected a full member of the ESERP with five years of projected service, elected a joint and 50% survivor annuity option, had retired on the date of his death and had survived to age 60. The present value of this benefit is set forth in the retirement benefits row of column (d) of the Potential Payments upon Termination or Change in Control table. The Named Executive Officer’s estate would also be entitled to retain his unvested RSUs and his nonexercisable stock options and SARs which would remain exercisable in accordance with their terms for a minimum period until one year after the date the last such option or SAR became exercisable. His estate would also be entitled to retain all of the Performance Awards granted to him in 2009, 2/3 of the Performance Award granted to him in 2010 and 1/3 of the Performance Award granted to him in 2010, and would receive payment on those portions of the award if and when the performance condition for those awards were satisfied for the 2011, 2012 and 2013 performance periods, respectively. The aggregate value of (i) the unvested RSUs valued at the closing price of our common stock at December 31, 2011, the currently non-exercisable options and SARs (valued at the difference between the closing price of our common stock at December 31, 2011, and the exercise price of the awards); and (ii) the Performance Awards (valued as if the target conditions for 100% vesting were met without any discount for the delays until the vesting date) is set forth in the accelerated vesting of LTIs row of column (d) in the Potential Payments Upon Termination or Change in Control table.

In the event employment of a Named Executive Officer is terminated by reason of his total and permanent disability, as defined in the Salaried Plan, the Named Executive Officer would be entitled to receive exactly the same amounts as his estate would have received in the event of his death except with respect to his retirement benefits. Under the terms of the ESERP, on his total and permanent disability the Named Executive Officer would be entitled to receive on a current basis his annual pension benefit under the retirement plans without any actuarial reduction. The present value of this benefit is set forth in the Present Value of Retirement Benefits row of column (e) of the Potential Payments Upon Termination or Change in Control table.

Under our Executive Income Continuity Plan, if, after a change in control, a Named Executive Officer terminates his employment for Good Reason or has his employment terminated by the Company without Cause, he will be entitled to (i) receive severance of three year’s base salary and the greater of three times his target annual incentive award calculated on his then current base salary or the average percentage payout on his target annual incentive award during the two preceding years multiplied by his target annual incentive award; and (ii) continuation for two years of all employee benefit plans and programs other than retirement benefit plans and disability benefits. The amounts of these benefits are set forth in the Cash Severance and Benefits Continuation rows of column (f) of the Potential Payment upon Termination or Change in Control table. Additionally, upon a change in control, under the terms of the 1993 Plan and the awards made thereunder, prior to January 1, 2012, all Performance Cash would vest in the name of each executive as if the 200% target conditions had been met, all unvested RSUs would vest and all unexercisable stock options would vest and be exercisable. For awards on or after January 1, 2012, the accelerated vesting would only be triggered if there was a termination of employment other than for “cause” or if the Named Executive Officer terminated for “good reason” as defined in the 1993 Plan or any award agreement made thereunder. The aggregate value of these benefits is set forth in the Accelerated vesting of LTIs row of column (f) of the Potential Payment Upon Termination or Change in Control table.

Under the ESERP, on a change in control, each of the Named Executive Officers would become a full member of the ESERP entitled to five additional years of service. Additionally, if the Named Executive Officer’s employment was thereafter terminated by the Company without cause or by the executive for Good Reason, the executive would be entitled to receive retirement benefits at age 55 without any actuarial reduction. To the extent the present value of this benefit exceeds the present value of the benefits payable to the Named Executive Officers under the qualified plans, it will be paid to the executive officers in a lump sum calculated using discount rates and assumptions specified in the ESERP. The present value of each Named Executive Officer’s accumulated retirement benefits in this circumstance is set forth in column (f) of the Potential Payments on Termination or Change in Control table.

The 280G Excise Tax Gross Up line for each of the Named Executive Officers shows the amount that would be payable to each executive officer under our Compensation Taxation Equalization Plan if the Named Executive Officer were terminated without Cause on December 31, 2011, after a change in control of the Company. This Plan was restated effective January 31, 2012 to provide that the Plan shall only apply to executive officers who were elected as such prior to January 31, 2012, and that the Plan will expire for all participants on December 31, 2016.

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (g)	Total ($) (h)
C.A. Davis	$90,000	$75,000	$3,276	$168,276
A.G. Fernandes(1)	$32,000	$150,000	$3,276	$185,276
LL. Hoynes	$7,000	$150,000	$3,276	$160,276
B.C. Johnson	$85,000	$75,000	$3,276	$163,276
C.P. Lowe	$8,000	$150,000	$3,276	$161,276
W.P. Powell	$93,000	$75,000	$3,276	$171,276
T.W. Rabaut	$7,000	$150,000	$3,276	$160,276
J.R. Satrum	$90,000	$75,000	$3,276	$168,276
R.P. Sharpe	$10,000	$150,000	$3,680	$163,680

(1)	Mr. Fernandes was appointed Lead Director of our Board on April 22, 2010.

Our directors have been paid partly in cash and partly with grants of restricted stock since January 1, 2009.

A competitive market review was conducted by Hay Group for the Governance Committee of Cytec’s Board of Directors. As a result of the market review, the Governance Committee increased the annual retainer fees, chair fees and restricted stock awards and adopted committee member fees for members of the Audit Committee and the Compensation and Development Committee to reflect a more competitive director compensation package.

Annual Retainer Fee:    Each director’s annual cash retainer was increased from $70,000 to $75,000. Our Lead Director of the Board is paid an additional retainer fee of $20,000. The Chairs of Committees of the Board received increased retainer fees of $10,000 for such service, or $12,000 in the case of the Chair of the Compensation and Management Development Committee and $15,000 in the case of the Chairperson of the Audit Committee, increased from $7,500, $9,000 and $13,000 respectively. Each member of the Audit Committee and the Compensation and Management Development Committee received an annual member fee of $8,000 and $7,000 respectively. Annual retainer fees are paid in four quarterly installments in arrears and are prorated if a director serves for only part of a calendar year. Directors may elect to receive their annual retainer fee in the form of a deferred stock award. A deferred stock award represents a phantom grant of Cytec’s common stock and is awarded under the 1993 Stock Plan. Dividend equivalents are paid on deferred stock awards in the form of additional deferred stock awards. Once a director is no longer serving as a director, the deferred stock award is paid to the director in actual shares of our common stock either in a lump sum or over a period of up to 15 years depending on the director’s election. The $75,000 Annual Retainer fee is reflected in column (b) above for the four directors who received this fee in cash for all or part of 2011 and in column (c) of the table above for the five directors who received all or part of the fee in the form of a deferred stock award. Column (g) reflects cash dividends paid on each director’s unvested restricted stock awards.

Restricted Stock Award:    Each director’s annual grant of restricted stock was increased from $70,000 to $75,000 in value granted on the date of each Annual Meeting of Stockholders if the director is to continue in office past the date of that Annual Meeting. These awards are made pursuant to the 1993 Plan. The number of shares of restricted stock awarded is determined using the closing price of Cytec’s common stock on the date the award is granted. The restricted stock awards vest on the third anniversary of the grant date if the recipient has not resigned from our Board or refused to stand for re-election. Directors may elect to defer vesting their restricted stock by receiving a deferred stock award of equivalent value. The value at grant of the annual restricted stock award is reflected in column (c) above for all directors who received this grant in 2011.

In accordance with the 1993 Plan, we also grant each new director a restricted stock award for $75,000 in value of on the date he or she joins the Board. This restricted stock award also vests on the third anniversary of the grant date if the recipient has not resigned from our Board or refused to stand for re-election.

At December 31, 2011, directors held unvested restricted stock awards as follows: Ms. Davis, 6,653 shares; Mr. Fernandes, 6,653 shares; Mr. Hoynes, 6,653 shares; Mr. Johnson, 6,653 shares; Ms. Lowe, 6,653 shares; Mr. Powell, 6,653 shares; Mr. Rabaut, 6,653 shares; Mr. Satrum, 6,653 shares and Mr. Sharpe, 7,462 shares. At December 31, 2011, directors held the following options to purchase our stock: Ms. Davis, 15,000 shares; Mr. Fernandes, 15,000 shares; Mr. Hoynes, 6,000 shares; Mr. Johnson, 10,500 shares; Mr. Powell, 10,500 shares; Mr. Satrum, 15,000 shares and Mr. Sharpe, 6,000 shares.

We require each director to attain and hold an ownership stake in our Company having a value equal to five times the annual cash retainer fee of $75,000. We believe this requirement helps to align directors’ interests with those of stockholders. Directors must achieve the required ownership within the later of five years from their initial election to the Board or January 1, 2013, two years from the date we increased the annual cash retainer fee to $75,000. We include deferred stock awards and restricted stock awards as shares owned by a director even if the vesting condition has not yet been satisfied.

The compensation program described above does not apply to our affiliated directors. Mr. Fleming, our Chairman, President and CEO, does not receive any additional compensation for serving as director and Chairman of the Board. The compensation he receives as an executive officer is set forth in the Summary Compensation Table on page 38

TIMELY SUBMISSION OF STOCKHOLDER PROPOSALS

We expect to hold the 2013 annual meeting of stockholders on April 18, 2013. Proposals which stockholders intend to present at such meeting must be received by us at our executive offices in Woodland Park, New Jersey, by November 9, 2012, for inclusion in our notice, proxy statement and proxy relating to that meeting. In addition, our By-Laws provide that in order for any business not specified in the notice of meeting to be properly brought before a stockholders’ meeting by a stockholder, the stockholder must have given written notice to our Secretary which must be received at our principal office not less than 60 nor more than 90 days prior to the meeting. (If less than 75 days’ notice or public disclosure of the date of the meeting was given, then such notice must be received by the close of business on the 15th day following the date of notice or public disclosure of the date of the meeting). The notice must describe the business desired to be brought before the meeting, the name, record address and number and class and series of shares owned by the stockholder and any material interest of the stockholder in such business.

ATTENDANCE AT ANNUAL MEETING

The 2012 Annual Meeting of Stockholders will be held at 1:00 p.m. on April 19, 2012, at the Marriott Glenpointe Hotel, Teaneck, NJ 07666. Admission to the meeting is limited to our stockholders or their designated representatives (including “street name” stockholders who can show that they beneficially owned our common stock on the record date). One admission ticket to the meeting is attached to the proxy sent to each stockholder. If you intend to attend the meeting, please detach and retain the admission ticket and check the “will attend” box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

OTHER MATTERS

We will pay the cost of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy material to the beneficial owners of common stock. In addition to the use of the mail, proxies may be solicited by our employees personally, by telephone, by telefax or by electronic communication. We may engage Okapi Partners LLC to assist in the solicitation of proxies at a fee estimated to be $6,500 plus reimbursement of its outside expenses.

If any further business not described in this proxy statement properly comes before the meeting, the persons named in the enclosed form of proxy will vote, in their discretion, as recommended by our Board of Directors or, if no recommendation is given, all in accordance with their best judgment. We did not have notice, in accordance with the By-law described under “Timely Submission of Stockholder Proposals” of any additional matter intended to be brought before the meeting.

R. Smith

Secretary

The Compensation and Management Development Committee Report and the Audit Committee Report that appear in this proxy statement do not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporates the information by reference, and shall not otherwise be deemed “filed” under said Acts.

Exhibit A

CYTEC INDUSTRIES INC.

1993 STOCK AWARD AND INCENTIVE PLAN

As Amended & Readopted 1/27/97 & 5/12/97

and as Further Amended on 4/11/02

and as Further Amended & Readopted on 1/21/03 & 4/17/03

and as Further Amended on 10/16/03, 1/01/06 & 12/07/06

and as Further Amended & Readopted on 1/30/08 & 4/17/08

and as Further Amended & Readopted on 1/27/11 & 4/21/11

and as Further Amended Effective as of 1/01/2012

and as Further Amended & Readopted on 1/31/12 and 4/19/12

1. Purpose; Types of Awards; Construction.

The purpose of the 1993 Stock Award and Incentive Plan of Cytec Industries Inc., as amended (the “Plan”), is to afford an incentive to selected employees, prospective employees, non-employee Directors and independent contractors of Cytec Industries Inc. (the “Company”), or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as, or become, employees, directors, or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. Pursuant to Section 6 of the Plan, there may be granted Stock Options, stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, interest equivalents, dividend equivalents, deferred cash awards, deferred stock awards, and other stock-based or cash-based awards.

The Plan is amended and restated effective as of January 1, 2012. The Plan, as amended and restated, is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations thereunder and related guidance issued by the Internal Revenue Service (“IRS”).

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity if, at the time of granting of an Award, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

(b) “Award” means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Interest Equivalent, Dividend Equivalent, Deferred Cash Award, Deferred Stock Award, Director’s Restricted Stock, or Other Stock-Based Award or other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, grant letter, resolution of the Committee, or other instrument, document or resolution evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall mean (i) the willful and continued failure by a Grantee substantially to perform such Grantee’s duties with the Company or its Subsidiary or Affiliates (other than such failure resulting from

Grantee’s incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Grantee by the Company or its Subsidiary or Affiliate which specifically identifies the manner in which the Company or its Subsidiary or Affiliate believes that the Grantee has not substantially performed such Grantee’s duties, or (ii) the willful engaging by the Grantee in conduct demonstrably injurious to the Company or its Subsidiary or Affiliate. For purposes of the definition, no act, or failure to act, on the part of the Grantee shall be considered “willful” unless done, or omitted to be done, by such Grantee without reasonable belief that such Grantee’s action or omission was in the best interest of the Company or its Subsidiary or Affiliate and was lawful.

(g) “Change in Control” means:

(i) For Awards that were vested on or before December 31, 2004, “Change in Control” means a change in control of the Company which will be deemed to have occurred if:

(A) Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(B) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C), or (D) of this Section 2(f)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(C) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquired 50% or more of the combined voting power of the Company’s then outstanding securities; or

(D) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(ii) For Awards granted before January 1, 2012, and not vested as of December 31, 2004, a “Change in Control” shall be deemed to occur on the date upon which one of the following events occurs:

(A) Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of either the total fair market value or total voting power of the stock of the Company; or

(B) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the Company; or

(C) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not recommended by a majority of the members of the Board prior to the date of the appointment or election; or

(D) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition.

(iii) For Awards granted on or after January 1, 2012, a “Change in Control” shall be deemed to occur on the date upon which one of the following events occurs:

(A) Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of either the total fair market value or total voting power of the stock of the Company; or

(B) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the Company; or

(C) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not recommended by a majority of the members of the Board prior to the date of the appointment or election; or

(D) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 60% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition acquisitions.

(h) “Change in Control Price” means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j) “Committee” means the committee consisting solely of directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 and as “outside directors” within the meaning of Section 162(m) of the Code who are appointed by the Board to administer the Plan.

(k) “Common Stock Account” means the common stock account established in the name of a Grantee, as specified in Section 6(i) of the Plan.

(l) “Company” means Cytec Industries Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(m) “Deferred Cash Account” means the deferred cash account established in the name of a Grantee, as specified in Section 6(i) of the Plan.

(n) “Deferred Cash Award” means any Award of cash made pursuant to Section 6(i) of the Plan which is to be credited to a Deferred Cash Account and paid in the future.

(o) “Deferred Stock Award” means any Award of Stock made pursuant to Section 6(h) of the Plan which is to be credited to a Common Stock Account and paid in the future.

(p) “Disability” means that a Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(q) “Dividend Equivalent” means a right, granted to a Grantee under Section 6(h) of the Plan, to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. Dividend Equivalents may not be granted in tandem with an Option, an SAR or a Limited SAR.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(s) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established (except as provided below) from time to time by the Committee in its sole discretion. Unless otherwise determined by the Committee, the per share Fair Market Value of Stock as of any date after December 7, 2006 shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded on that date (or, if there is no such sale on such exchange on that date, on the last preceding date on which there was a sale of such Stock on such exchange), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market on that date (or, if there is not such sale of such Stock in such over-the-counter market on that date, on the last preceding date on which there was a sale of such Stock in such market), or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the counter market, such value as the Committee, in its sole discretion, shall determine. For purposes of Sections 8 and 9, only, of this Plan, the per share Fair Market Value of Stock as of any date after December 7, 2006 shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, on that date (or, if there is no such sale on such exchange on that date, on the last preceding date on which there was a sale of such Stock on such exchange), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market on that date (or, if there is not such sale of such Stock in such over-the-counter market on that date, on the last preceding date on which there was a sale of such Stock in such market).

(t) “Good Reason” means:

(i) A reduction in the base salary of the Grantee as the same may be increased from time to time;

(ii) A failure to pay to any Grantee any portion of such Grantee’s current or deferred compensation within seven days after the date such compensation is due;

(iii) Requiring such Grantee to be based at another location not within 50 miles of such location where such Grantee was regularly employed immediately prior to the Change in Control except for required travel on business to an extent substantially consistent with such Grantee’s duties and responsibilities, or in the event of consent to any such relocation of the base location of a Grantee, the failure to pay (or provide reimbursement for) all expenses of such Grantee incurred relating to a change of principal residence in accordance with the applicable personnel policies of the Company in effect immediately prior to the Change in Control;

(iv) The failure to continue in effect any material benefit or compensation plan which Grantee was participating in immediately prior to the Change in Control or materially reduce Grantee’s benefits under such plans, or the failure to fund any “rabbi trust” created for the payment of any of the foregoing benefits, when, and to the extent, required by the terms of any such trust, unless such action is required pursuant to law or unless substantially similar benefits are continued in the aggregate under other plans, programs or arrangements; or

(v) For Any purported termination of Grantee’s employment which is not effected pursuant to a Notice of Termination.

(u) “Grantee” means a person who, (i) as an employee, prospective employee or independent contractor of the Company, a Subsidiary or an Affiliate, or (ii) as a Non-Employee Director of the Company, has been granted an Award under the Plan.

(v) “Interest Equivalent” means a right granted to a Grantee under Section 6(h) of the Plan to receive cash, which may be deferred or paid currently, equal to the interest which would be earned on a specified amount of money, including money deferred in a Deferred Cash Account. Interest Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. Unless the Committee otherwise provides to the contrary or except as otherwise provided in the Plan, Interest Equivalents paid on a deferred basis will be compounded on a quarterly basis.

(w) “ISO” means any Option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(x) “Limited SAR” means a right granted pursuant to Section 6(c) of the Plan which shall, in general, be automatically exercised for cash upon a Change in Control.

(y) “Non-Employee Director” means a member of the Board who is not an employee of the Company, a Subsidiary or Affiliate.

(z) “Notice of Termination” means a notice which indicates the specific basis for termination of employment relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide such basis. The Notice of Termination shall also include the date of termination.

(aa) “NQSO” means any Option that is designated as a nonqualified stock option.

(bb) “Option” means a right, granted to a Grantee under Section 6(b) of the Plan or Section 8 of the Plan, to purchase shares of Stock.

(cc) “Other Cash-Based Award” means cash awarded under Section 6(j) of the Plan, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(dd) “Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(j) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

(ee) “Performance Goals” shall have the meaning specified in Section 6A(c) of the Plan.

(ff) “Performance Measures” means the performance measures set forth as Exhibit A to the Plan, as provided in Section 6A(c) of the Plan.

(gg) “Plan” means this Cytec Industries Inc. 1993 Stock Award and Incentive Plan, as amended from time to time.

(hh) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(e) of the Plan, including Stock that may be designated as performance stock, that may be subject to certain restrictions and to a risk of forfeiture.

(ii) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(f) of the Plan to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(jj) “Rule 16b-3” means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(kk) “Stock” means shares of the common stock, par value $.01 per share, of the Company.

(ll) “SAR” or “Stock Appreciation Right” means the right, granted to a Grantee under Section 6(c) of the Plan, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

(mm) “Subsidiary” means any entity in an unbroken chain of entities beginning with the Company if, at the time of granting of an Award, each of the entities (other than the last entity in the unbroken chain) owns stock or other indicia of ownership possessing 50% or more of the total combined voting power of all classes of stock or other indicia of ownership in one of the other entities in the chain.

(nn) “Unforeseeable Financial Emergency” shall mean a severe financial hardship to the Grantee resulting from:

(i) A sudden and unexpected illness or accident of the Grantee or of his or her spouse, Beneficiary or dependent (as defined in Section 152(a) of the Code);

(ii) The loss of a Grantee’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster);

(iii) Imminent foreclosure of or eviction from the Grantee’s primary residence;

(iv) The need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication;

(v) The need to pay for the funeral expenses of the Grantee’s spouse, Beneficiary or dependent (as defined in Section 152(a) of the Code); or

(vi) Other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee.

Whether a Grantee has an Unforeseeable Financial Emergency shall be determined in the sole discretion of the Committee.

3. Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan (including the preceding sentence), to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to certify as to the extent to which any performance criteria have been attained; and to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairman and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, upon such terms and conditions and with such limitations as it deems appropriate, delegate to the Chief Executive Officer, any Committee of the Board of Directors or the Executive Leadership Team authority to make Awards (and to determine the terms of such Awards) to persons who are not officers of the Company (assistant officers not being considered officers for such purpose).

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. Eligibility.

Awards may be granted to selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Awards to Non-Employee Directors shall be solely in the form of NQSOs and Restricted Stock, which shall be subject to the provisions of Section 8 and 9 of the Plan, and in Deferred Stock Awards pursuant to Section 6(i)(v) of the Plan.

5. Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 19,900,000, subject to adjustment as provided herein. Originally, 4,300,000 shares of Stock were reserved for the grant of Awards under the Plan. After the July 1996 three-for-one stock split, this increased to 12,900,000 and was further increased to 14,700,000 after amendments to the Plan were approved by the Board on January 21, 2003 and by the shareholders on April 17, 2003. This number was further increased to 17,900,000 after amendments to the Plan were approved by the Board on January 30, 2008 and by the shareholders on April 17, 2008. This number was further increased to 19,900,000 after amendments to the Plan were approved by the Board on January 31, 2012 and by the shareholders on April 19, 2012. In order to determine the number of shares of Stock remaining available under the Plan after said stock split, each of the following events occurring on or prior to the July 2, 1996 record date of the stock split (or the July 23, 1996 distribution date in the case of Option exercises) shall be deemed to involve three times the number of shares of Stock that were actually involved: (x) grants, exercises and forfeitures of Options; (y) grants, vesting and forfeitures of Restricted Stock (including performance stock and Director’s Restricted Stock); and (z) grants and forfeitures of Deferred Stock Awards.

The shares reserved for Awards under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that , in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, or in the case of shares with respect to which a stock split in the form of a stock dividend was paid, such dividends and Dividend Equivalents are also forfeited, canceled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or Awards, such related Award or Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

Each Award of a share pursuant to Section 6(e), 6(f), 6(g), 6(h), 6(i) and 6(j) of this Plan made between February 1, 2008 and December 31, 2011, inclusive of such dates, shall reduce the number of shares reserved for Award under this Plan by 2.4 shares, provided that if any such shares subject to an Award pursuant to Section 6(e), 6(f), 6(g), 6(h), 6(i) or 6(j) of this Plan are forfeited, canceled, exchanged, surrendered, terminated or expire without a distribution of shares to the Grantee, 2.4 shares shall again be available for Awards under the Plan for each share so forfeited, canceled, exchanged, surrendered, terminated or expired.

Each Award of a share pursuant to Section 6(e), 6(f), 6(g), 6(h), 6(i) and 6(j) of this Plan made on or after January 1, 2012 shall reduce the number of shares reserved for Award under this Plan by 1.68 shares, provided that if any such shares subject to an Award pursuant to Section 6(e), 6(f), 6(g), 6(h), 6(i) or 6(j) of this Plan are forfeited, canceled, exchanged, surrendered, terminated or expire without a distribution of shares to the Grantee, 1.68 shares shall again be available for Awards under the Plan for each share so forfeited, canceled, exchanged, surrendered, terminated or expired.

Each Award of an SAR pursuant to Section 6(c) of this Plan made after January 1, 2006 shall reduce the number of shares reserved for Award under this Plan by one share, provided that if any SARs granted pursuant to Section 6(c) of this Plan are forfeited, canceled, exchanged, surrendered, terminated or expire without a distribution of shares to the Grantee, one share shall again be available for Awards under the Plan for each share so forfeited, canceled, exchanged, surrendered, terminated or expired.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that in the case of Awards under Sections 8 and 9 of the Plan, equitable changes or adjustments of the types specified in clauses (i), (ii) and (iii) above shall be made. In the event that any change or adjustment results from a Change in Control event, the Committee existing immediately prior to such Change of Control event must approve the change or adjustment with respect to any Awards made prior to the Change in Control event. Any changes or adjustments by the Committee under this Section 5 of the Plan shall be made in accordance with Section 409A of the Code and the regulations thereunder.

6. Specific Terms of Awards.

(a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The authority given to the Committee under this Section 6 of the Plan is, however, subject to Section 6A of this Plan in the case of Awards to Officers as defined in Section 6A of the Plan.

(b) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(i) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an NQSO. No ISO may be granted under this Plan.

(ii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be not less than the Fair Market Value of a share on the date of the grant of such Option; provided that in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or (if so permitted by the Committee or if so provided in the Award Agreement) by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price (i) withheld by the Company, if so permitted by the Committee or so provided in the Award Agreement, or (ii) sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. §220 or any successor thereof.

(iii) Term and Exercisability of Options. The date of Option grant shall be the date on which the Option is approved by the Committee, provided that the Committee may determine that the Option shall be granted effective as of a specified date in the future, in which case such specified future date shall be considered the day on which such Option is granted. In the case of Options granted by the CEO, a different Committee of the Board or the Executive Leadership Team pursuant to Section 3 of the Plan, the references in the preceding sentence to the Committee shall be deemed to be references to the CEO, such different Committee of the Board or the Executive Leadership Team as the case may be. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(iv) Termination of Employment, etc. An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option (or, in the case of a Grantee who on the date of grant was a “prospective employee,” since the date of first becoming an employee); provided that, the Award Agreement may contain provisions extending the exercisability of Options to a date not later than the expiration date of such Option.

(v) Maximum Number of Shares. Options may not be granted hereunder to any one person in any ten-year period in an amount greater than fifteen (15%) percent of the total number of shares of Stock originally available for grant of Awards under this Plan (i.e. not more than 15% of 12,900,000 after giving effect to the stock split; and for purposes of calculating this 15% figure, Options granted to any Grantee prior to July 23, 1996 shall be deemed to have been tripled).

(vi) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion.

(c) SARs and Limited SARs. The Committee is authorized to grant SARs and Limited SARs to Grantees on the following terms and conditions:

(i) In General. Unless the Committee determines otherwise, an SAR or a Limited SAR granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and shall be exercisable only to the extent the underlying NQSO is exercisable.

(ii) SARs. An SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, but which may not be less than the fair market value as of the date of grant).

(iii) Term and Exercisability of SARs. The date of an SAR grant shall be the date on which the SAR is approved by the Committee, provided that the Committee may determine that an SAR shall be granted effective as of a specified date in the future, in which case such specified future date shall be considered the day on which such SAR is granted. In the case of SARs granted by the CEO, a different Committee of the Board or the Executive Leadership Team pursuant to Section 3 of the Plan, the references in the preceding sentence to the Committee shall be deemed to be references to the CEO, such different Committee of the Board or the Executive Leadership Team as the case may be. SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. An SAR may be exercised to the extent as to which it has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(iv) Termination of Employment, etc. An SAR may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the SAR in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR (or, in the case of a Grantee who on the date of grant was a “prospective employee,” since the date of first becoming an employee); provided that , the Award Agreement may contain provisions extending the exercisability of SARs to a date not later than the expiration date of such SAR.

(v) Other Provisions. SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion.

(vi) Limited SARs. A Limited SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal to the excess of (1) the Change in Control Price over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee determines, but which may not be less than the fair market value as of the date of grant).

(d) Repricing or substitution of Options and SARs. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options, SARs or Limited SARs or cancel outstanding Options, SARS or Limited SARs in exchange or in substitution for cash, other awards or Options, SARs or Limited SARs with an exercise price that is less than the exercise price of the original Options, SARs or Limited SARs without stockholder approval.”

(e) Restricted Stock. The Committee is authorized to grant Restricted Stock (which may be designated as “performance stock”) to Grantees on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(ii) Forfeiture. Upon termination of employment or termination of the independent contractor relationship during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that , the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and/or the Company shall retain physical possession of the certificate.

(iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(f) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture. Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that , the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(g) Stock Awards in Lieu of Cash Awards. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

(h) Dividend Equivalents and Interest Equivalents. The Committee is authorized to grant Dividend Equivalents and Interest Equivalents to Grantees, provided that in no event may Dividend Equivalents or Interest Equivalents be granted in tandem with an Option, an SAR or a Limited SAR.

(i) The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents and/or Interest Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock or deferred cash, as the case may be, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents or Interest Equivalents (other than freestanding Dividend Equivalents or Interest Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(ii) Interest Equivalents shall be computed at a market-based rate which, unless the Committee otherwise determines, shall be compounded quarterly at an annual rate equal to the annual rate on the last day of the calendar quarter of 10-year U.S. Treasury Notes plus 1% per annum.

(i) Deferred Stock Awards and Deferred Cash Awards. The Committee is authorized to grant Deferred Stock Awards and Deferred Cash Awards, including, but not limited to, Deferred Stock Awards in lieu of directors retainer fees, subject to the following terms and conditions:

(i) The Committee shall establish, in the name of each Grantee receiving a Deferred Stock Award, a Common Stock Account to which the Deferred Stock Award, and any Dividend Equivalents thereon (unless paid currently in the discretion of the Committee), will be credited. The Company shall not be under any obligation to acquire the Stock to pay a Deferred Stock Award (or Dividend Equivalent) at any time prior to the date on which such payment shall be due. The Committee shall establish, in the name of each Grantee receiving a Deferred Cash Award, a Deferred Cash Account to which the Deferred Cash Award, and any Interest Equivalents thereon (unless paid currently in the discretion of the Committee), will be credited.

(ii) The number of equivalent shares of Stock credited to a Common Stock Account shall accrue Dividend Equivalents on such shares, as if actual shares of Stock had been issued, from the date the Deferred Stock is credited to the Common Stock Account to and including the date on which the amount credited to the Common Stock Account is deemed to have been paid. Such Dividend Equivalents will be credited to the Common Stock Account as additional equivalent shares of Stock. In the case of a stock dividend, the number of shares to be credited shall be the number of shares of stock that would have been issued on the equivalent number of shares of Stock in the Common Stock Account. In other cases, the number of equivalent shares (including fractional shares) to be so credited will be determined by dividing the Dividend Equivalents by the Fair Market Value of the Stock for the day on which the related dividend is paid. If any dividend is paid on the Stock of the Company, other than in cash or Stock, the Committee shall conclusively determine the Fair Market Value in cash of such dividend.

(iii) The amount of Deferred Cash credited to a Deferred Cash Account shall accrue Interest Equivalents from the date the Deferred Cash is credited to the Deferred Cash Account to and including the date on which the amount credited to the Deferred Cash Account is deemed to have been paid. Such Interest Equivalents will be credited to the Deferred Cash Account as additional cash which shall, in turn, accrue further Interest Equivalents. Interest Equivalents will be credited, as of the last day of each calendar quarter on the average daily balance of deferred cash in said account during said quarter. If any Deferred Cash is disbursed to a Grantee or a Beneficiary on a date other than the last day of a calendar quarter, Interest Equivalents (properly prorated for the partial quarter) shall be credited on the Deferred Cash so disbursed for the partial calendar quarter, but shall be computed based on the interest rate in effect on the business day next preceding the date of disbursement.

(iv) Payments from Common Stock and Deferred Cash Accounts.

A(1). Except as provided below, for Awards that were vested on or before December 31, 2004, payment of the total amount credited to a Grantee’s Common Stock Account or Deferred Cash

Account, as the case may be, shall be made to him, or, in case of his death prior to the commencement of payments on account of such total amount, to his Beneficiary, at the Grantee’s election made in accordance with the last two sentences of this paragraph A(l) in sixty (60) quarterly installments or (ii) in five annual installments or (iii) in a single lump sum, commencing the first day of the calendar quarter, or as soon thereafter as practicable, following the date on which he ceases, by reason of death or otherwise, to be an employee or a director. The amount of each payment shall be the amount credited to such account multiplied by a factor, the numerator of which is one (1) and the denominator of which is the number of installments remaining to be paid. If the aggregate number of shares credited to a Common Stock Account shall not be divisible into whole shares by the applicable number of installments, each installment except the last shall consist of the nearest number of whole shares into which such aggregate number of shares shall be divisible by the applicable number of installments. The last installment shall consist of the total amount of whole shares of remaining Deferred Stock credited to such account and any fractional share shall be paid in cash. The Secretary to the Committee shall solicit an installment election from each recipient of a Deferred Stock Award or a Deferred Cash Award who is not yet receiving distributions under this Section 6(i)(iv) by December 1, 2003. Persons who receive their first Deferred Stock or Deferred Cash Award after that date shall make an installment election within the thirty day period after they first receive such an Award. Any recipient of such an Award may change his installment election up until the twelve month period preceding the date of his termination or retirement as an employee or director. Changes made during the twelve month period preceding termination or retirement will be ignored.

A(2). Except as provided below, for Awards granted on or after January 1, 2005, and Awards that were granted before, but not vested as of December 31, 2004, payment of the total amount credited to a Grantee’s Common Stock Account or Deferred Cash Account, as the case may be, shall be made to him, or, in case of his death prior to the commencement of payments on account of such total amount, to his Beneficiary, at the Grantee’s election made in accordance with the terms of this Section 6(i)(iv)(A)(2)) of the Plan in (i) a single lump sum payment, (ii) in five (5) annual installments, (iii) in ten (10) annual installments, and (iv) in fifteen (15) annual installments, commencing on the first business day of the seventh (7th ) calendar month following the date on which he ceases, by reason of death or otherwise, to be an employee or a director, provided that in the event that it is not administratively feasible to make the payment on such date, payment shall be made no later than thirty days following such date.

The amount of each payment shall be the amount credited to such account multiplied by a factor, the numerator of which is one (1) and the denominator of which is the number of installments remaining to be paid. If the aggregate number of shares credited to a Common Stock Account shall not be divisible into whole shares by the applicable number of installments, each installment except the last shall consist of the nearest number of whole shares into which such aggregate number of shares shall be divisible by the applicable number of installments. The last installment shall consist of the total amount of whole shares of remaining Deferred Stock credited to such account and any fractional share shall be paid in cash. Persons who receive their first Deferred Stock or Deferred Cash Award shall make a one time payment election prior to the receipt of such Award and this payment election shall apply to all future Deferred Stock and Cash Awards under the Plan. If the Grantee fails to make a payment election, the respective Award will be paid in five (5) annual installments. Any recipient of such an Award may change his payment election up until the day that is six (6) months before the date of his termination or retirement as an employee or director, provided however, any change in payment form will result in the commencement date of the payment, or payments, being delayed for a period of five (5) years from the original commencement date. Any changes made during the six (6) month period preceding termination or retirement will be ignored. For purposes of this Section 6(i)(iv)(A(2)) of the Plan, installments under the installment payment forms shall be designated as a single payment.

B. In case of the death of an employee after the commencement of payments to him in respect of his Common Stock Account or Deferred Cash Account, as the case may be, the then remaining unpaid portion thereof shall continue to be paid in installments, at such times and in such manner as if he were living, to his Beneficiary.

C. For Awards that were vested on or before December 31, 2004, with respect to the total amount in a Common Stock Account or Deferred Cash Account, as the case may be, or the then remaining unpaid portion thereof, which shall be payable to any person who shall no longer be an employee of the Company or one of its Subsidiaries or Affiliates or to the Beneficiary of any such person, the Committee shall possess absolute discretion to accelerate the time of payment of such total amount or remaining unpaid portion, in whole or in part, as the case may be. In addition and for Awards that were vested on or before December 31, 2004, the Committee shall possess absolute discretion to accelerate to any extent such total amount or remaining unpaid portion, even while a person remains an employee, if there occurs financial hardship or any other event which the Committee deems, in its absolute discretion, to constitute an extraordinary circumstance. As it relates to Awards granted on or after January 1, 2005, and Awards that were granted before, but not vested as of December 31, 2004, the Committee shall possess absolute discretion to accelerate to any extent such total amount or remaining unpaid portion, even while a person remains an employee, only if there occurs an Unforeseeable Financial Emergency.

(v) By notice to the Committee at least 15 days in advance of the commencement of any calendar year with respect to which directors’ retainer fees are paid, but in no event later than the last day of the preceding calendar year, as long as the Committee approves such election at its next regularly scheduled meeting, any Non-Employee Director of the Company may elect to receive Deferred Stock Awards in lieu of retainer fees for serving on the Board. The amount of each such Deferred Stock Award shall be determined by dividing the amount of the fee that would have been paid but for the election by such director to receive a Deferred Stock Award by the Fair Market Value of a share of Stock on the last day of the period with respect to which such retainer would have been paid and rounding the result to the nearest whole share. Any election by a director pursuant to this provision shall remain in place until the commencement of the annual retainer period after such director gives notice to the Committee that he or she elects to receive future retainer fees in cash.

(j) Other Stock- or Cash-Based Awards. The Committee is authorized to grant to Grantees Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan or in addition to, or in lieu of, any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates. Without limiting the generality of the foregoing, other Cash Based Awards may be granted as annual bonus, as multi-year performance cash awards, or otherwise. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

6A. Special Restrictions on Awards to Officers.

Subject to Sections 6A(i) and 6A(k) of the Plan, this Section 6A of the Plan applies to all Awards to “Officers”; provided that this Section 6A of the Plan applies to Options, SARs and Limited SARs only to the extent specifically stated in this Section. For purposes of this Section 6A of the Plan, an “Officer” is any employee who would be treated at the time an Award is granted as an officer of the Company pursuant to the executive compensation disclosure rules under the Exchange Act. Notwithstanding the foregoing, the provisions of the Plan disregarded under Section 6A(a) of the Plan shall be reinstated and fully applicable to all Awards granted to Officers pursuant to this Section 6A of the Plan to the extent that, as of the end of the calendar year following the year in which the Award is granted, they are not “covered employees” within the meaning of Section 162(m)(3) of the Code.

(a) Intent. Awards subject to this Section 6A of the Plan are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. This Section 6A of the Plan shall be interpreted consistently with such intent and any provisions of the Plan inconsistent therewith shall not apply to any Awards subject to this Section 6A of the Plan. Without limiting the generality of the foregoing, the Committee shall have no discretion to increase the value of any Awards subject to this Section 6A of the Plan. Notwithstanding the foregoing, Awards granted hereunder shall be subject to such other provisions of the Plan (as modified by this Section 6A of the Plan) as may be determined by the Committee.

(b) Maximum Awards. The maximum Awards (other than Options, SARs and Limited SARs) that may be granted to any Officer pursuant to this Section 6A of the Plan on account of any calendar year shall not exceed the greater of (i) five hundred percent (500%) of the Officer’s base salary for that year or (ii) $5,000,000. Awards shall be considered to be on account of the calendar year in which the relevant performance periods terminate. Awards granted pursuant to Section 6A(i) of the Plan shall not be taken into account in applying the foregoing limit. The maximum number of shares of Stock subject to an Option, SAR or Limited SAR that may be granted hereunder to an Officer during any ten-year period is set forth in Section 6(b)(v) of the Plan.

(c) Designation of Performance Goals. The Committee shall establish specific objective targets, schedules, thresholds or goals (“Performance Goals”) for each Award subject to this Section 6A of the Plan; provided that, at the time of the grant of any Award, the achievement of the Performance Goal shall be substantially uncertain. The Performance Goals designated by the Committee shall be determined based upon one or more of the business criteria set forth in Exhibit A hereto (“Performance Measures”). To the extent applicable, the Committee may specify a Performance Measure in relation to total Company performance or in relation to the performance of identifiable business unit(s) of the Company. A Performance Goal may be expressed in any form as the Committee may determine including, but not limited to: (1) percentage growth, (2) absolute growth, (3) cumulative growth, (4) performance in relation to an index, (5) performance in relation to peer company performance, (6) a designated absolute amount and (7) per share of Stock outstanding. The Performance Goals so established may exclude the effects of certain events or categories of events specifically identified by the Committee. Nothing shall preclude the Committee from designating different Performance Measures and Performance Goals for Awards granted to different Officers in the same performance period.

(d) Performance Goal Modifications. To the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee may adjust, modify or amend a Performance Measure, either in establishing the measure or in determining the extent to which any Performance Measure has been achieved. In particular, the Committee shall have the authority to make equitable adjustments in the criteria where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for items of gain, loss, or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated at the time an award was made, (iii) to account for the cumulative effect of any accounting changes, (iv) to account for unusual or non-recurring transactions that were not anticipated at the time an award was made, and (v) to reflect other unusual, nonrecurring, or unexpected items similar in nature to the foregoing as determined in good faith by the Committee consistent with the principles set forth in section 162(m) of the Code and the regulations thereunder. Such adjustments may be made with respect to the performance of any subsidiary, affiliate, business or operating unit, as applicable, shall be made in a consistent manner from year to year, and shall be made in accordance with the objectives of the Plan and the requirements of Section 162(m) of the Code.

(e) Determination of Awards. The Committee shall have discretion to structure the types of Awards granted to Officers. Such Awards may be either Awards having a performance period of one year or less (such as, for example, an annual bonus plan providing for a cash or a Stock bonus) or Awards which vest over longer periods (such as, for example, a Performance Stock Award or Performance Cash Award which might vest after a period of two or more years). No later than 90 days after the commencement of a performance period (but, in any event, within the first 25% of such performance period, if earlier), the Committee shall designate or approve as to the Awards relating to such period, (i) the Officers who will be Grantees, if any, (ii) the types of Awards (which will be selected from the types of Awards permitted under Section 6 of the Plan), (iii) the Performance Measures applicable to each Award, (iv) if there is more than one Performance Measure applicable to a single Award, the weighting, or other role, of the Performance Measures in determining the Award, (v) the Performance Goals and payout matrix or formula for each Performance Measure, (vi) the performance period or periods, (vii) the target Award or Awards for each Grantee, (viii) the extent to which, and the circumstances under which, the Award may pay out at greater than, or less than, target levels, and (ix) to the extent required under Code Section 162(m), the maximum dollar amount a Grantee may earn with respect to a performance period.

(f) Payment of Awards. Subject to Section 7 of the Plan (“Change in Control Provisions”), an Award subject to this Section 6A of the Plan shall vest only to the extent that the applicable Performance Goal or Goals, if any, have been attained. As a condition to the vesting of any Award, the Committee shall first certify, by resolution of the Committee, that the applicable Performance Goal or Goals have been attained and the other applicable Plan provisions have been satisfied. Following the end of a performance period, the Committee shall determine the amount of each Award that vests for each Grantee by:

(1) Comparing actual performance for each Performance Measure against the payout matrix approved for such period,

(2) Multiplying the payout percentage from the payout matrix for each Performance Measure by the appropriate weighting factor, if applicable, and

(3) Summing the applicable weighted payout percentages and multiplying their overall payout percentage by the Grantee’s Award

Notwithstanding anything contained in this Plan to the contrary (but provided that the right to do so is specifically retained in the applicable Award Agreement), the Committee in its sole discretion may reduce any Award to any Grantee to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Award. The amount of an Award that vests for a calendar year or other performance period shall be determined as soon as practicable after such period and shall be paid no later than 75 days following the end of such year or other period.

(g) Grants of Options and SARs. The Committee may grant Options, SARs and Limited SARs the vesting of which is not contingent upon the attainment of any Performance Goal or Goals. Except as provided in Section 6A(i) of the Plan, but subject to Section 6(e) of the Plan, the exercise or grant price, as applicable, of each share of Stock subject to such Options, SARs and Limited SARs shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(h) Deferred Payments. The Committee, in its discretion, may elect to defer payment of any Award until such date before or after retirement as a Grantee may request upon such terms and conditions as may be approved or established by the Committee in its sole judgment. Such terms may include the payment of Interest or Dividend Equivalents on deferred amounts. For Awards granted on or after January 1, 2005, and Awards that were granted before, but not vested as of December 31, 2004, the deferral requested by the Grantee must be made in compliance with the provisions of 409A of the Code.

(i) Non-Performance-Based Compensation. Notwithstanding anything contained in this Section 6A of the Plan, the Committee may grant Awards to Officers that are not subject to this Section 6A of the Plan. All Awards granted by the Committee shall indicate whether or not they are subject to this Section 6A of the Plan.

(j) Valuation. Whenever in this Section 6A of the Plan there is a reference to a maximum dollar value of a stock-based Award (including but not limited to a Restricted Stock, Restricted Stock Unit, a Deferred Stock Award or other Stock-Based Award), the dollar value is determined as of the date of the grant of the Award and not as of the date of vesting. If one type of Award is substituted for another (such as, for example, a Deferred Stock Award being substituted for a Restricted Stock Award or for an Award of Restricted Stock Units, where each Award is based upon the same number of shares of Common Stock), the value of the substitute Award for this purpose is the same as the Award for which it is substituted. Whenever in this Section 6A there is a reference to a maximum dollar value of an Award, Dividend Equivalents and Interest Equivalents (other than free-standing Dividend Equivalents and Interest Equivalents) shall not be counted in determining such maximum amount.

(k) Grant-by-Grant Determination. The Committee may grant Awards a portion of which satisfy the provisions of this Section 6A of the Plan and a portion of which do not. In such a case, the Award shall be deemed to be the grant of two Awards, one subject to this Section 6A of the Plan and the other granted pursuant to Section 6A(i) of the Plan.

(l) Substitute Awards. Subject to Section 6(d), the Committee may establish procedures under which one Award is substituted for an equivalent Award of a different type; such as a Deferred Stock Award being substituted for an Award of an equivalent number of shares of Restricted Stock. Nothing contained in this Section 6A of the Plan requires the substitute Award to be subject to Performance Goals in addition to the Performance Goals of the Award for which it was substituted.

7. Change in Control Provisions. In the event of a Change in Control:

(a) Any Award granted on or before December 31, 2011 carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(b) The restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan on or before December 31, 2011 shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

(c) For any Award granted on or after January 1, 2012 and prior to such Change in Control event, the following shall apply:

(i) If the Grantee’s employment or independent contractor relationship with the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Award in which Section 424(a) of the Code applies) is terminated within two (2) years after the Change in Control event and unless otherwise stated in the Award Agreement, provided the termination is by such entity other than for Cause, or by the Grantee other than for Good Reason: (A) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and (B) The restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

(ii) Unless otherwise provided in the agreement for the transaction constituting the Change in Control event, if the Company stock is no longer publicly traded at the time the Grantee becomes vested in the Award: (1) Options or SAR’s included in the Award shall confer upon the Grantee a right to receive with respect to each share subject thereto, cash in an amount equal to the excess of (a) the Change in Control Price over (b) the exercise price of the Award; and (2) a stock based Award shall confer upon the Grantee a right to receive with respect to each share subject thereto, cash equal to the Change in Control Price.

(c) The provisions of this Section 7 shall not apply to any Award made under this Plan which (i) will be paid based on the achievement of annual performance targets and (ii) which is awarded as part of the recipient’s annual target bonus under the incentive compensation plan.

8. Non-Employee Director Options.

Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 8 of the Plan shall apply only to grants of Options to Non-Employee Directors. Except as set forth in this Section 8 of the Plan, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section.

(a) General. Non-Employee Directors shall receive NQSOs in accordance with this Section 8 of the Plan and may not be granted Stock Appreciation Rights or Incentive Stock Options under this Plan. The purchase price per share of Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a Share on the date of grant. No Agreement with any Non-Employee Director may alter the provisions of this Section and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

(b) Grants to New Non-Employee Directors. Each Non-Employee Director who is elected to the Board, on or before January 1, 2006, for the first time will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase (i) for Options granted prior to July 23, 1996, 1,500 shares of Stock and (ii) for Options granted on or after July 23, 1996, 4,500 shares of stock.

(c) Grants to Continuing Directors. On the date of each annual meeting of stockholders (in addition to any grant made under subsection (b) of this Section 8 of the Plan on such date) prior to January 1, 2006, each continuing Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase (i) for Options granted prior to July 23, 1996, 1,500 shares of Stock and (ii) for Options granted on or after July 23, 1996, 4,500 shares of stock.

(d) Vesting. As it relates to Options granted on or before January 1, 2006, each Option shall be exercisable as to 33-1/3 percent of the Stock covered by the Option on the first anniversary of the date the Option is granted and as to an additional 33-1/3 percent of the Stock covered by the Option on each of the following two anniversaries of such date of grant; provided, however , that each Option shall be immediately exercisable in full upon a Change in Control. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Section 6(b) of the Plan hereof shall not apply to Options granted to Non-Employee Directors.

(e) Duration. Subject to the three clauses below, each Option granted to a Non-Employee Director shall be for a term of 10 years. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 8(e) of the Plan.

(i) Options granted to any Non-Employee Director prior to April 11, 2002 shall expire upon the cessation of such Non-Employee Director’s membership on the Board for any reason, except that, as to any portion of such an Option which shall be exercisable upon the date of such cessation, such Option may be exercised as to such portion until the earlier of (i) three years from the date of such cessation of Board membership, or (ii) expiration of the term of such Option.

(ii) Except as set forth in Section 8(e)(iii) of the Plan, Options granted to any Non-Employee Director on or after April 11, 2002 and prior to January 1, 2006 shall expire upon the cessation of such Non-Employee Director’s membership on the Board for any reason, except that, as to any portion of such an Option which shall be exercisable upon the date of such cessation, such Option may be exercised as to such portion until the earlier of (i) one year from the date of such cessation of Board membership, or (ii) expiration of the term of such Option.

(iii) Upon the cessation of a Non-Employee Director’s membership on the Board as a result of the Non-Employee Director’s death or Disability or if such cessation occurs after the Non-Employee Director has served on the Board for five years or more, Options granted to such Non-Employee Director on or after April 11, 2002 and prior to January 1, 2006 and at least eight months prior to such cessation shall be exercisable by such director (or by any person who acquires the right to exercise such option as a result of such director’s death) until the earlier of (i) five years from the date of such cessation of Board membership (subject to the installment vesting provisions of Section 8(d) of the Plan), or (ii) expiration of the term of such Option, to the extent of the total number of shares subject to the grant.

(f) Options Granted on or after January 1, 2006. All Options granted on or after January 1, 2006, to non-Employee Directors shall be for such amounts and subject to such terms as shall be determined by the Board or the Committee, to the extent such authority is delegated to the Committee by the Board.

9. Non-Employee Director Restricted Stock.

Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 9 of the Plan shall apply only to grants of Restricted Stock to Non-Employee Directors (“Director’s Restricted Stock”). Except as set forth in this Section 9 of the Plan, the other provisions of the Plan shall apply to grants of Director’s Restricted Stock, to the extent not inconsistent with this Section 9 of the Plan.

(a) General. Non-Employee Directors will receive Director’s Restricted Stock in accordance with this Section 9 of the Plan. No agreement with any Non-Employee Director may alter the provisions of this Section and no Director’s Restricted Stock may be subject to a discretionary acceleration of vesting. Each person who was a Non-Employee Director prior to the 1994 Annual Meeting of Stockholders was granted 2,500 shares of Director’s Restricted Stock (equivalent to 7,500 shares on or after July 23, 1996).

(b) Grants to New Non-Employee Directors. (i) Each Non-Employee Director who, on or after the 1994 Annual Meeting of Stockholders and prior to January 1, 2006, was elected to the Board for the first time, was, at the time such Director was duly elected and qualified, granted automatically, without action by the Committee, a number of shares of Director’s Restricted Stock equal to the lesser of (x) 2,500 shares (7,500 shares on or after July 23, 1996) or (y) the nearest number of whole shares determined by multiplying 2,500 (7,500 on or after July 23, 1996) by a fraction, the numerator of which is the initial Fair Market Value of the Stock determined under the formula utilized for initial grants of NQSQs to Non-Employee Directors in February 1994 (such initial Fair Market Value being $15.375 per share or, on or after July 23, 1996, $5.125 per share), and the denominator of which is the Fair Market Value of the Stock on the date on which such Director is duly elected and qualified.

(c) Grants to Non-Employee Directors on or after January 1, 2006. All grants of Restricted Stock after December 31, 2005 to non-Employee Directors shall be for such amounts and subject to such terms as shall be determined by the Board or the Committee, to the extent such authority is delegated to the Committee by the Board.

(d) Vesting.

(i) For Awards granted on or before December 31, 2005, each Award of Director’s Restricted Stock shall become non-forfeitable as to twenty percent of the Stock covered by the Award on the first anniversary date of the Award and as to an additional twenty percent of the Stock on each of the following four anniversary dates of the Award; provided that each Award shall be immediately non-forfeitable in full upon a Change in Control. If a Non-Employee Director’s service on the Board terminates prior to the Award becoming entirely non-forfeitable, any portion of the Award which then remains forfeitable shall revert to the Company, except that if the Non-Employee Director’s service terminates by reason of death or Disability, any 20 percent installment with respect to which such Non-Employee Director shall have begun (but not completed) the requisite annual service shall become, as to such installment, also entirely nonforfeitable.

(ii) A Non-Employee Director may, on or prior to December 31, 1995 (or in the case of a Non-Employee Director who first becomes a Director after December 31, 1995, within thirty days after becoming a Director), as to his forfeitable shares of Director’s Restricted Stock elect that such shares shall become nonforfeitable on January 1 following the year in which he attains his 70th birthday, but not earlier than the date upon which such shares become nonforfeitable under subparagraph (i) of this paragraph (d) or later than the date of a Change in Control. During such additional period, if any, that such shares are forfeitable under this subparagraph (ii), the shares shall be forfeited if such Non-Employee Director resigns from the Board of Directors or refuses to stand for re-election to the Board of Directors, unless:

(A) Such resignation or refusal results from the Disability or death of the Non-Employee Director; or

(B) Such Non-Employee Director furnishes to the Board of Directors an opinion of counsel, reasonably satisfactory to a majority of the remaining members, to the effect that continued

membership on the Board will result in such Non-Employee Director having a conflict of interest or suffering some other significant legal liability; or

(C) Such resignation or refusal is approved or requested by a majority of the remaining members of the Board of Directors or by stockholders owning a majority of the voting stock of the Company.

During such additional period, if any, that such shares are forfeitable under this Section 9(d)(ii) of the Plan, if there occurs an event described subsection A., B. or C. of this Section 9(d)(ii) of the Plan, the shares shall become nonforfeitable on the date that the Non-Employee Director ceases to be a member of the Board of Directors.

Any such election to defer vesting shall be made in writing addressed to the Secretary of the Committee, and shall be irrevocable when received.

(e) Dividends; Voting. Except as set forth in this Section 9 of the Plan, a Director granted Director’s Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(f) The Director’s Restricted Stock shall be subject to the following provisions prior to becoming non-forfeitable:

(i) The Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and neither the right to receive Stock nor any interest therein under the Plan may be assigned, and any attempted assignment shall be void.

(ii) The Stock certificates shall, at the option of the Company, either (x) be held by the Company together with stock powers endorsed by the Director in blank, or (y) bear an appropriate restrictive legend and be subject to appropriate “stop transfer” orders, or (z) both.

(iii) Any additional Stock or other securities or property (other than cash dividends) that may be issued with respect to Director’s Stock as a result of any stock dividend, stock split, reorganization, recapitalization, merger, consolidation, split-up, combination of shares or other event, shall be subject to the restrictions and other terms and conditions of the Plan.

10. General Provisions.

(a) Compliance with Local and Exchange Requirements. The Plan, the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement, promissory note or other agreement shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

(b) Nontransferability. Except as may be specifically provided to the contrary in any Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(c) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement, or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor, or director of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate or the stockholders to terminate such Grantee’s employment, directorship or independent contractor relationship.

(d) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other actions as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

(e) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that , without stockholder approval, no amendment shall be made (A) to change Section 4 of the Plan which defines the persons eligible to receive Awards, (B) to increase the number of shares available for issuance pursuant to the Plan (other than pursuant to the anti-dilution provisions set forth in Section 5 of the Plan), (C) to increase the number of shares issuable under Sections 6(e), 6(f), 6(g) and 6(j) of the Plan, (D) to change the provisions limiting repricing or substitution of options in Section 6(d) of the Plan, (E) to extend the 10 year maximum term of Options or SARs issued under the Plan set forth in Section 6(b)(iii) and Section 6(c)(iii) of the Plan, (F) to create additional kinds of awards under the Plan not already contemplated by the Plan or (vii) to change this Section 10(e) of the Plan. Additionally, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan. Nothing in this Section 10(e) of the Plan shall limit the provisions of Section 10(i) of the Plan.

(f) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(g) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(h) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Not Exclusive. The Awards granted under this Plan are not intended to be exclusive and, accordingly, the Board may adopt, or permit the adoption of, other compensation and/or benefit plans or arrangements of any type whatsoever, including but not limited to plans or arrangements that provide for compensation in the same form as, or in form similar or dissimilar to, types of compensation available under this Plan.

(j) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(k) Effective Date. The Plan has been approved by stockholders. Amendments to the Plan effected at the January 21, 2003 meeting of the Board shall take effect upon their adoption by the Board (the “Effective Date”), but the amendments to this Plan (and any Awards made on or after such date and prior to the stockholder approval mentioned herein), shall be subject to the approval of such amendments by a majority of the votes cast on the proposal seeking such approval, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal, which approval must occur within twelve months of the

Effective Date; provided that Awards which could have been made under the Plan as previously in effect shall not be affected by the lack of stockholder approval of the amendments. In the absence of such approval, except as so provided above, such Awards shall be null and void.

EXHIBIT A TO 1993 STOCK AWARD AND INCENTIVE PLAN,

PERFORMANCE MEASURES

(i) “Cash Flow” shall mean the consolidated increase (reduced by any decrease) in cash, cash equivalents and related marketable securities of the Company, as set forth in the Company’s audited financial statements for a year or other period, adjusted to offset the effects of financing activity, cash dividends to common stockholders and purchases of treasury stock.

(ii) “Debt to Capital Ratio” shall mean Debt divided by Capital. “Debt” shall mean the sum of short term debt, the current portion of long term debt and long term debt, all as reported in or determined from a balance sheet at the end of a year or other period. “Capital” shall mean the sum of (i) short term debt, (ii) long term debt, (iii) current portion of long term debt, (iv) total minority interest and (v) stockholders’ equity, all as reported in or determined from a balance sheet disclosed in Cytec’s corporate public filings.

(iii) “EBIT” shall mean, (i) in the case of the Company, the consolidated earnings before interest and taxes of the Company as set forth in Company’s audited financial statements for such year or other period or (ii) in the case of a business unit of the Company, the earnings before interest and taxes of such business unit, for such year or other period, determined on a basis consistent with the accounting principles used in determining EBIT in the Company’s audited financial statements.

(iv) “EPS” shall mean the consolidated fully-diluted earnings per share of the Company, as set forth in the Company’s audited financial statements for such year or other period. “Adjusted EPS” shall mean EPS adjusted by excluding special items such as restructuring and asset impairments, among other items, which are disclosed as special items in the Company’s quarterly earnings releases.

(v) “EVA” shall mean economic value added, calculated as NOPAT less a capital charge as follows: the weighted average cost per dollar of Capital for the year or other period times the amount of Capital invested statements for such year or other period.

(vi)“Free Cash Flow” shall mean cash flow from operations less capital expenditures and cash dividends as the items are disclosed in the corporate public filings.

(vii) “Market Value” shall mean the Fair Market Value of a share of Stock, as determined under clause (i), (ii) or (iii) as applicable, of the second sentence of Section 2(r) of the Plan.

(viii) “Net Earnings” shall mean the consolidated net earnings available to common stockholders, as set forth in the Company’s financial statements for such year or other period.

(ix) “Net Working Capital” shall mean the number of days of trade receivables outstanding plus the number of days inventory supply on hand less the number of days of trade payables outstanding.

(x) “New Product Introduction” shall mean the sales of new products as periodically defined and approved by executive leadership for a given product line or department during a designated period.

(xi) “NOPAT” shall mean net Operating Profit after tax plus equity in net earnings of associated companies, as set forth in the Company’s financial statements for such year or other period.

(xii) “Operating Profit” shall mean operating profit before any special charges or gains as reported in a statement of income or statement of operations for a year or other period.

(xiii) “Patent Index” shall mean the sales income of patented products divided by the sales income of all products for a given product line or department during a designated period.

(xiv) “Quality Index” shall mean the marginal income percentage of new products as defined by the business minus the marginal income percentage of old products as defined by the business for a given product line or department during a designated period.

(xv) “Return on Capital” shall mean NOPAT divided by average Capital for the year or other period.

(xvi) “Return on Equity” shall mean either Net Earnings or Cash Flow, as designated by the Committee, divided by average Stockholders’ Equity for the year or other period.

(xvii) “Return on Invested Capital” shall mean NOPAT for a given year divided by the two year average of Debt plus stockholders equity as disclosed in Cytec’s corporate public filings.

(xviii) “RONA” shall mean the return on net assets for a year or other period, which is calculated as (i) Net Earnings minus financing charges divided by (ii) net assets. Net assets means total assets minus nonfinancial liabilities.

(xix) “Sales” shall mean net sales as reported in a statement of income or statement of operations for a year or other period.

(xx) “SG & A” shall mean selling, general and administrative costs as reported in a statement of income or statement of operations for a year or other period.

(xxi) “Tax Rate” shall mean the Company’s effective tax rate, as set forth in the Company’s audited financial statements for such year or other period.

(xxii) “Total Return” shall mean the percent increase over a year or other period in the value of an investor’s holdings in the Company’s Stock assuming reinvestment of dividends.

(xxiii) “Total Shareholder Return” shall mean the change in share price during a specified period plus any dividends paid during that same period divided by the share price at the beginning of the period.

(xxiv) “Vitality Index” shall mean the sales of new products as defined by the business divided by the sales of all products for a given product line or department during a designated period.

In computing the foregoing Performance Measure with respect to any Award, there shall be disregarded the impact of any accounting change mandated by Generally Accepted Accounting Principles which becomes mandated and is implemented after the related Performance Goal is established.

Exhibit B

Peer Groups used for 2011 Compensation Program

Peer Group Companies

Air Products & Chemicals Inc.	Celanese Corporation	The Lubrizol Corporation
Albemarle Corporation	Eastman Chemical Company	Rockwell Collins Inc.
Alliant Techsystems Inc.	FMC Corporation.	Rockwood Holdings, Inc.
Arch Chemicals Inc.	Goodrich Corporation	RPM International Inc.
Ashland Inc.	H. B. Fuller Company	Spirit Aerosystems Holdings, Inc.
Cabot Corporation	Hexcel Corporation	The Valspar Corporation

Chemical/Aerospace Industry Companies (Primary Comparator Group)

Agrium	Dow Corning	International Flavors & Fragrances
Air Products & Chemicals	Eastman Chemical	Lanxess
Alliant Techsystems Inc.	Ecolab	Rockwell Collins
Cabot Corporation	Goodrich	Scotts Miracle-Gro
Celanese	H. B. Fuller	Solutia
CF Industries	Hexcel	Spirit AeroSystems Holdings, Inc.
Chevron Phillips Chemicals	Huntsman	Texas Petro Chemicals
Curtiss-Wright

General Manufacturing Industry Executive Compensation Companies (Secondary Comparator Group)

AbitibiBowater	Federal-Mogul	Nypro
Acuity Brands	Fidelity National Information Services	Oshkosh
Advanced Micro Devices	Fiserv	Owens Corning
Agilent Technologies	Flowserve	Owens-Illinois
Agrium	Forest Laboratories	Parsons
Air Products and Chemicals	Fortune Brands	PerkinElmer
Alcon Laboratories	GAF Materials	Pitney Bowes
Allergan	GATX	Plexus
Alliant Techsystems	General Atomics	Polaris Industries
American Crystal Sugar	Genzyme	PolyOne
AMETEK	Gilead Sciences	Potash
Anadarko Petroleum	Goodrich	Praxair
AOL	Gorton’s	Pulte Homes
A.O. Smith	Greif	Purdue Pharma
Applied Materials	Gruma	Quintiles
Armstrong World Industries	GTECH	Ralcorp Holdings
Automatic Data Processing	Hanesbrands	Revlon
Avaya	Harland Clarke	Rockwell Automation
Avery Dennison	Harley-Davidson	Rockwell Collins
Ball	Hasbro	SanDisk
Barnes Group	H.B. Fuller	SAS Institute
Barrick Gold of North America	HD Supply	Savannah River Nuclear Solutions
BD	Herman Miller	Savannah River Remediation
Beckman Coulter	Hershey	Schreiber Foods
Biogen Idec	Hexcel	Schwan’s
Boston Scientific	HNI	S.C. Johnson
Brady	Hormel Foods	Seagate Technology
Broadcom	Hospira	Sealed Air
CA	Hunt Consolidated	Sensata Technologies
Cameron International	Husky Injection Molding Systems	Sensient Technologies
CareFusion	IDEXX Laboratories	Sherwin-Williams

B-1

Carpenter Technology	Imerys	Shire Pharmaceuticals
Catalent Pharma Solutions	IMS Health	Skype
Celestica	International Flavors & Fragrances	Smith & Nephew
Celgene	Invensys Controls	Smurfit-Stone Container
CenturyLink	Irving Oil Commercial G.P	Snap-on
Cephalon	Jack in the Box	Sonoco Products
CF Industries	JM Family Enterprises	Spectra Energy
CGI Technologies & Solutions	J.M. Smucker	Spirit AeroSystems
Chemtura	J.R. Simplot	SPX
Chiquita Brands	Kaman Industrial Technologies	SRA International
CH2M Hill	King Pharmaceuticals	Stantec
Cimarex Energy	Kinross Gold	Starbucks
Cliffs Natural Resources	KLA-Tencor	Steelcase
ConvaTec	Knowles Electronics	Stryker
Convergys	Kohler	Swagelok
Cooper Industries	Lear	Tellabs
Corning	Leggett and Platt	Temple-Inland
Covance	Level 3 Communications	Teradata
Crown Castle	Life Technologies	Terex
Curtiss-Wright	Lorillard Tobacco	Thomas & Betts
Daiichi Sankyo	Magellan Midstream Partners	Timken
Dana	MAG Industrial Automation Systems	Toro
DCP Midstream	Martin Marietta Materials	Total System Services
Del Monte Foods	Mary Kay	Trinity Industries
Dentsply	Masco	Tronox
Devon Energy	Mattel	Tupperware
Domtar	McDermott	Unisys
Donaldson	MeadWestvaco	United States Cellular
Dow Corning	Millipore	USG
Eastman Chemical	Mizuno USA	VF Corporation
Eastman Kodak	Molson Coors Brewing	Visteon
Ecolab	MWH Global	Vulcan Materials
Eisai	NCR	VWR International
EMCOR Group	Newmont Mining	Warner Chilcott
Endo Pharmaceuticals	NewPage	Watson Pharmaceuticals
Equity Office Properties	NII Holdings	Watts Water Technologies
Essilor of America	Novo Nordisk Pharmaceuticals	Western Digital
Exterran	NXP Semi-Conductor	Weyerhaeuser
FANUC Robotics America	Nycomed US

B-2

CYTEC INDUSTRIES INC. FIVE GARRET MOUNTAIN PLAZA WOODLAND PARK, NJ 07424

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41112-P20558                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYTEC INDUSTRIES INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED:
1.	ELECTION OF DIRECTORS - Term(s) to expire at 2015 Annual Meeting.
	Nominees:			For	Against	Abstain
	1a.	Barry C. Johnson		☐	☐	☐
	1b.	Carol P. Lowe		☐	☐	☐
	1c.	Thomas W. Rabaut		☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.									For	Against	Abstain
2.	RATIFICATION OF KPMG LLP AS THE COMPANY’S AUDITORS FOR 2012.								☐	☐	☐
3.	APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED 1993 STOCK AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN BY 2,000,000 AND OTHER ASSOCIATED AMENDMENTS.								☐	☐	☐
4.	APPROVE, BY NON-BINDING VOTE, THE COMPENSATION OF OUR EXECUTIVE OFFICERS.								☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.						☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
B. Authorized Signatures - This section must be complete for your vote to be counted. - Date and Sign Below
(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

DIRECTIONS: The Marriott at Glenpointe is located at 100 Frank W. Burr Boulevard in Teaneck, New Jersey with direct access to Routes I-95 and I-80
Admission Ticket	FROM NEW YORK/GEORGE WASHINGTON BRIDGE:
CYTEC INDUSTRIES INC. Annual Meeting of Common Stockholders April 19, 2012 1:00 p.m. Montclair Room - 2nd Floor Marriott at Glenpointe Teaneck, NJ 07666

Take Route I-95/I-80 local lanes to Exit 70 Teaneck.

FROM THE LINCOLN TUNNEL AND N.J. TURNPIKE:

Take the New Jersey Turnpike North to Exit 18W. Go straight through the toll plaza and follow signs for I-95 North. Stay in the local lanes to Exit 70. After exiting, follow signs for Teaneck/Exit 70B. The Hotel is on the right.

FROM ROUTE 4:

Take the Teaneck Road/Ridgefield Park Exit. Stay on Teaneck Road until you reach Degraw Avenue (5 traffic lights), and make a left. The Hotel is on the left at the next traffic light.

FROM THE GARDEN STATE PARKWAY & ROUTE 80 EAST:

Exit off the Garden State Parkway at Exit 159. Follow signs for Route I-80 East, stay in local lanes to Exit 70 then 70B-Teaneck. The Hotel will be on your right after crossing over the highway.

FROM TETERBORO AIRPORT:

Follow signs for Route I-80 East, local lanes to Exit 70 Teaneck to Exit 70B.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

FOLD AND DETACH HERE	M41113-P20558

PROXY CYTEC INDUSTRIES INC. PROXY
ANNUAL MEETING OF COMMON STOCKHOLDERS April 19, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned hereby appoints S. Fleming, D.M. Drillock and R. Smith, and each of them jointly and severally, Proxies with full power of substitution, to vote as designated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting, all shares of common stock of Cytec Industries Inc. held of record by the undersigned on February 24, 2012, at the Annual Meeting of Common Stockholders to be held on April 19, 2012, or any adjournment thereof.

If you are a participant in the Cytec Industries Inc. Employee Savings and Profit Sharing Plan, Employee Stock Purchase Plan or Employee Savings Plan, this proxy constitutes your direction to the Trustee of such plan to vote as directed on the reverse side the proportionate interest in the shares of common stock held in the plan. In order for the Trustee to receive your direction in time to vote, your proxy must be received by April 16, 2012. If your proxy is not received by April 16, 2012, the share equivalents credited to your account will be voted by the Trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ITEMS IDENTIFIED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE ITEMS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued on reverse side)